PURSUANT TO ITEM 601(b)(2) OF REGULATION S-K,
THIS EXHIBIT OMITS THE EXHIBITS AND SCHEDULES
COMPRISING A PART OF THE ORIGINAL DOCUMENT. THE
REGISTRANT AGREES TO SUPPLEMENTALLY FURNISH A
COPY OF ANY OF THE OMITTED ITEMS TO THE
SECURITIES AND EXCHANGE COMMISSION UPON REQUEST.






              AGREEMENT AND PLAN OF REORGANIZATION

                         BY AND BETWEEN

                  INDEPENDENT BANKSHARES, INC.
                         ABILENE, TEXAS


                               AND


                          AZLE BANCORP
                           AZLE, TEXAS



                   Dated as of May 29, 1998

                        TABLE OF CONTENTS


ARTICLE I.ACQUISITION OF AZLE BY INDEPENDENT               2
   SECTION 1.01  Merger of New Azle with and into Azle 2
   SECTION 1.02  Effects of the Merger                 2
   SECTION 1.03  Articles of Incorporation and Bylaws  2
   SECTION 1.04  Directors and Officers                2
   SECTION 1.05  Merger Consideration                  2
   SECTION 1.06  Conversion of the Azle Stock          3
   SECTION 1.07  Azle Shareholders' Meeting            3
   SECTION 1.08  Delivery of Consideration             4
   SECTION 1.09  Anti-Dilution Provisions              5

ARTICLE II.THE CLOSING AND THE CLOSING DATE                5
   SECTION 2.01  Time and Place of the Closing and
                     Closing Date                       5
   SECTION 2.02  Actions to be Taken at the Closing
                     by Azle                            5
   SECTION 2.03  Actions to be Taken at the Closing
                     by Independent                     7
   SECTION 2.04  Further Assurances                     8
   SECTION 2.05  Effective Date                         8

ARTICLE III.REPRESENTATIONS AND WARRANTIES OF AZLE         8
   SECTION 3.01  Organization and Qualification         9
   SECTION 3.02  Execution and Delivery                 9
   SECTION 3.03  Azle Capitalization                    9
   SECTION 3.04  Compliance with Laws, Permits
                     and Instruments                   10
   SECTION 3.05  Azle Financial Statements             10
   SECTION 3.06  The Bank                              11
   SECTION 3.07  Litigation                            12
   SECTION 3.08  Consents and Approvals                12
   SECTION 3.09  Undisclosed Liabilities               12
   SECTION 3.10  Title to Assets                       12
   SECTION 3.11  Absence of Certain Changes or
                    Events                             13
   SECTION 3.12  Contracts                             15
   SECTION 3.13  Taxes                                 17
   SECTION 3.14  Insurance                             18
   SECTION 3.15  No Adverse Change                     18
   SECTION 3.16  Proprietary Rights                    18
   SECTION 3.17  Transactions with Certain Persons
                     and Entities                      18
   SECTION 3.18  Evidences of Indebtedness             19
   SECTION 3.19  Employee Relationships                19
   SECTION 3.20  Condition of Assets                   19
   SECTION 3.21  Environmental Compliance              19
   SECTION 3.22  Regulatory Compliance                 20
   SECTION 3.23  Absence of Certain Business Practices 21
   SECTION 3.24  Azle Proxy Statement                  21
   SECTION 3.25  Dissenting Shareholders               21
   SECTION 3.26  Books and Records                     21
   SECTION 3.27  Forms of Instruments, Etc.            21
   SECTION 3.28  Fiduciary Responsibilities            21
   SECTION 3.29  Guaranties                            22

   SECTION 3.30  Voting Trust or Buy-Sell Agreements   22
   SECTION 3.31  Employee Benefit Plans                22
   SECTION 3.32  Year 2000                             22
   SECTION 3.33  Representations Not Misleading        23

ARTICLE IV.REPRESENTATIONS AND WARRANTIES OF INDEPENDENT  23
   SECTION 4.01  Organization and Qualification        23
   SECTION 4.02  Execution and Delivery                23
   SECTION 4.03  Compliance with Laws, Permits
                   and Instruments                     24
   SECTION 4.04  Litigation                            24
   SECTION 4.05  Consents and Approvals                24
   SECTION 4.06  Azle Proxy Statement                  24
   SECTION 4.07  Representations Not Misleading        24

ARTICLE V.COVENANTS OF AZLE                               25
   SECTION 5.01  Best Efforts                          25
   SECTION 5.02  Merger Agreements                     25
   SECTION 5.03  Information for Applications          25
   SECTION 5.04  Required Acts of Azle and the Bank    25
   SECTION 5.05  Prohibited Acts of Azle and the Bank  26
   SECTION 5.06  Access; Pre-Closing Investigation     29
   SECTION 5.07  Invitations to and Attendance
                   at Directors' and Committee
                   Meetings                            29
   SECTION 5.08  Additional Financial Statements.      29
   SECTION 5.09  Untrue Representations                30
   SECTION 5.10  Litigation and Claims                 30
   SECTION 5.11  Adverse Changes                       30
   SECTION 5.12  No Negotiation with Others            30
   SECTION 5.13  Consents and Approvals                31
   SECTION 5.14  Environmental Investigation; Right
                   to Terminate Agreement              31
   SECTION 5.16  Proxies                               32
   SECTION 5.17  Noncompetition Agreement              32

ARTICLE VI.COVENANTS OF INDEPENDENT                       32
   SECTION 6.01  Best Efforts                          32
   SECTION 6.02  Incorporation and Organization of
                   New Azle                            32
   SECTION 6.03  Merger Agreements                     32
   SECTION 6.04  Information for Applications          33
   SECTION 6.05  Acts of New Azle                      33
   SECTION 6.06  Untrue Representations                33
   SECTION 6.07  Litigation and Claims                 33
   SECTION 6.08  Regulatory and Other Approvals        33
   SECTION 6.09  Adverse Change                        34

ARTICLE VII.CONDITIONS PRECEDENT TO THE OBLIGATIONS OF AZLE 34
   SECTION 7.01  Compliance with Representations,
                   Warranties and Agreements           34
   SECTION 7.02  Shareholder Approval                  34
   SECTION 7.03  Government and Other Approvals        34
   SECTION 7.04  No Litigation                         34
   SECTION 7.05  Opinion of Legal Counsel to
                  Independent                          35

ARTICLE VIII.CONDITIONS PRECEDENT TO THE OBLIGATIONS
              OF INDEPENDENT                             35
   SECTION 8.01  Compliance with Representations,
                   Warranties and Agreements           35
   SECTION 8.02  Shareholder Approval                  35
   SECTION 8.03  Government and Other Approvals        35
   SECTION 8.04  No Litigation                         36
   SECTION 8.05  Forced Share Exchange with Bank
                   Minority Shareholders               36
   SECTION 8.06  Opinion of Legal Counsel to Azle      36
   SECTION 8.07  Accounting Treatment                  36
   SECTION 8.08  Releases                              37
   SECTION 8.09  No Material Adverse Change            37
   SECTION 8.10  Financing                             37
   SECTION 8.11  Delivery of Agreements                37

ARTICLE IX.TERMINATION AND ABANDONMENT                    37
   SECTION 9.01  Right of Termination                  37
   SECTION 9.02  Notice of Termination                 39
   SECTION 9.03  Effect of Termination                 39

ARTICLE X.CONFIDENTIAL INFORMATION                        39
   SECTION 10.01  Definition of "Recipient,"
                   "Disclosing  Party" and
                   "Representative"                    39
   SECTION 10.02  Definition of "Subject Information"  39
   SECTION 10.03  Confidentiality                      40
   SECTION 10.04  Securities Law Concerns              40
   SECTION 10.05  Return of Subject Information        40
   SECTION 10.06  Specific Performance/Injunctive
                   Relief                              40

ARTICLE XI.MISCELLANEOUS                                  41
   SECTION 11.01  Survival of Representations
                   and Warranties                      41
   SECTION 11.02  Fees and Expenses                    41
   SECTION 11.03  Brokerage Fees and Commissions       41
   SECTION 11.04  Entire Agreement                     42
   SECTION 11.05  Further Cooperation                  42
   SECTION 11.06  Severability                         42
   SECTION 11.07  Notices                              42
   SECTION 11.08  GOVERNING LAW                        44
   SECTION 11.09  Multiple Counterparts                44
   SECTION 11.10  Certain Definitions                  44
   SECTION 11.11  Specific Performance                 45
   SECTION 11.12  Attorneys' Fees and Costs            45
   SECTION 11.13  Rules of Construction                45
   SECTION 11.14  Binding Effect; Assignment           46
   SECTION 11.15  Public Disclosure                    46
   SECTION 11.16  Extension; Waiver                    46
   SECTION 11.17  Amendments                           47
   SECTION 11.18  Delivery of Schedules                47

                            EXHIBITS
                            --------

Exhibit A      -    Merger Agreement
---------
Exhibit B      -    Voting Agreement and Irrevocable Proxy
---------
Exhibit C      -    Opinion of Counsel to Independent
---------
Exhibit D      -    Opinion of Counsel to Azle
---------
Exhibit E      -    Form of Release to Be Executed
---------           By Directors

Exhibit F      -    Form of Release to Be Executed
---------           by Officers

Exhibit G      -    Noncompetition Agreement
---------

                            SCHEDULES

Schedule 3.04       -    Compliance with Laws, Permits
                          and Instruments

Schedule 3.06       -    Subsidiaries of the Bank

Schedule 3.07       -    Litigation

Schedule 3.08       -    Consents and Approvals

Schedule 3.09       -    Undisclosed Liabilities

Schedule 3.10       -    Liens, Mortgages, Security
                           Interests and Encumbrances

Schedule 3.11       -    Certain Changes or Events

Schedule 3.12       -    Contracts

Schedule 3.13       -    Tax Matters

Schedule 3.14       -    Insurance

Schedule 3.16       -    Proprietary Rights

Schedule 3.17       -    Transactions With Insiders

Schedule 3.18       -    Credit Information

Schedule 3.20       -    Condition of Assets

Schedule 3.21       -    Environmental Compliance

Schedule 3.22       -    Regulatory Compliance

Schedule 3.30       -    Voting Trust or Buy-Sell Agreements

Schedule 3.31       -    Employee Benefit Plans

Schedule 4.05       -    Consents and Approvals

Schedule 5.05T      -    Branch Budget

Schedule 5.16       -    Proxies

Schedule 5.17       -    Persons to Execute Noncompetition
                           Agreement
                              -iv-

              AGREEMENT AND PLAN OF REORGANIZATION


     This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of the 29th day of May, 1998, by and between Independent Bankshares, Inc., a Texas corporation and registered bank holding company with its principal offices in Abilene, Texas ("Independent"), and Azle Bancorp, a Texas corporation and registered bank holding company with its principal offices in Azle, Texas ("Azle").


                      W I T N E S S E T H:

     WHEREAS, Azle owns all of the stock of Azle Holdings, Inc., a Delaware corporation and registered bank holding company with its principle offices in Azle, Texas ("Azle Holdings"), and Azle Holdings owns 96.88% of the stock of Azle State Bank, Azle, Texas, a Texas banking association with its principle offices in Azle, Texas (the "Bank"); and

     WHEREAS, Independent desires to acquire all of the issued and outstanding stock of Azle through the merger of New Azle, Inc., a wholly-owned subsidiary of Independent ("New Azle") with and into Azle (the "Merger"); and

     WHEREAS, Independent and Azle believe that the Merger, as provided for and subject to the terms and conditions set forth in this Agreement and all exhibits, schedules and supplements hereto, is in the best interests of Independent, Azle and their respective shareholders; and

     WHEREAS, Independent and Azle desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement and certain additional agreements related to the transactions contemplated hereby; and

     WHEREAS, the respective boards of directors of Independent and Azle have approved this Agreement and the proposed transactions substantially on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, for and in consideration of the foregoing and of the mutual representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth below, Independent and Azle undertake, promise, covenant and agree with each other as follows:

                           ARTICLE I.
               ACQUISITION OF AZLE BY INDEPENDENT

     SECTION 1.01 MERGER OF NEW AZLE WITH AND INTO AZLE. Subject to the terms and conditions of this Agreement and the Agreement and Plan of Merger to be entered into between Azle and New Azle (the "Merger Agreement"), attached hereto as Exhibit A, Independent shall cause New Azle to be merged with and into Azle pursuant to the provisions of Part Five of the Texas Business Corporation Act (the "TBCA") and with the effect provided in
Article 5.06 of the TBCA.

     SECTION 1.02 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Article 5.06 of the TBCA. Following the Merger, Azle shall continue as the corporation resulting from the Merger (the "Resulting Corporation"), and the separate corporate existence of New Azle shall cease. The name of the Resulting Corporation shall be "Azle Bancorp." The existing offices and facilities of Azle immediately preceding the Merger shall be the principal offices and facilities of the Resulting Corporation following the Merger. At the Effective Date, all rights, title and interests to all real estate and other property owned by each of New Azle and Azle shall be allocated to and vested in the Resulting Corporation without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or encumbrances thereon. At the Effective Date, all liabilities and obligations of New Azle and Azle shall be allocated to the Resulting Corporation, and the Resulting Corporation shall be the primary obligor therefor and no other party to the Merger shall be liable therefor. At the Effective Date, a proceeding pending by or against either New Azle or Azle may be continued as if the Merger did not occur, or the Resulting Corporation may be substituted in the proceedings.

     SECTION 1.03  ARTICLES OF INCORPORATION AND BYLAWS.  The
Articles of Incorporation and Bylaws, respectively, of the Resulting Corporation shall be as set forth in the Merger
Agreement.

     SECTION 1.04 DIRECTORS AND OFFICERS. The directors and officers, respectively, of the Resulting Corporation shall be as set forth in the Merger Agreement.

     SECTION 1.05 MERGER CONSIDERATION. In exchange for all of the issued and outstanding common stock of Azle (the "Azle Common
Stock"), Independent shall pay the aggregate amount of $18,431,420 (the "Merger Consideration"), which Merger
Consideration shall be paid in cash at Closing (as defined below);

          A. provided, however, that in the event that Azle is unable to obtain the approval of seventy-five percent (75%) of the holders of Azle Common Stock of the payments made to Mr. Carl E. Campbell, Jr. pursuant to certain agreements with the Bank, then the amount of the Merger Consideration shall be reduced by an amount equal to the tax effect of such failure to obtain shareholder approval; and

          B. provided, further, in the event that the Merger is not consummated on or prior to October 1, 1998, the Merger Consideration shall be increased by an amount equal to Azle's net income (after taxes) for the period between October 1, 1998 and the end of the month preceding the Closing Date. In the event the Closing does not occur prior to
                               -2-

     October 1, 1998, the parties agree (i) that the Closing shall not occur prior to November 1, 1998 and (ii) that the Closing shall not occur after the fifteenth day of any month after November 1998.

     SECTION 1.06  CONVERSION OF THE AZLE STOCK.  At the
Effective Date by virtue of this Agreement and without any further action on the part of any holder:

          A. Each share of the Azle Common Stock issued and outstanding immediately prior to the Effective Date shall cease to be outstanding, and other than shares with respect to which dissenters' rights have been perfected, shall be converted into and become the right to receive cash equal to $27.9779 (the "Per Share Consideration"), which amount shall be adjusted pursuant to the terms of Section 1.05B, if applicable.

          B. The number of shares of common stock of New Azle (the "New Azle Common Stock") outstanding at the Effective Date shall, at the Effective Date and by virtue of the Merger and without any action on the part of Independent or any other party as holder thereof, be converted into a like number of shares of common stock of the Resulting Corporation with a par value of $1.00 per share, with the effect that the number of shares of the common stock of the Resulting Corporation outstanding immediately after the Effective Date shall be equal to the aggregate number of shares of New Azle Common Stock outstanding immediately before the Effective Date. The authorized number of shares of common stock of the Resulting Corporation shall be the same as the authorized number of shares of New Azle Common Stock immediately prior to the Effective Date.

          C. On or following the Effective Date, each holder of the Azle Common Stock shall be required to surrender its shares of Azle Common Stock to Independent as the exchange agent (the "Exchange Agent") and, upon such surrender, each such holder shall be entitled to receive from Independent an amount of cash as determined pursuant to Section 1.06(A). Until so surrendered, each such outstanding certificate representing shares of Azle Common Stock shall be deemed for all purposes, subject only to dissenters' rights under applicable law, to evidence solely the right to receive such consideration from Independent as described in
     Section 1.06(A).

     SECTION 1.07 AZLE SHAREHOLDERS' MEETING. Azle, acting through its Board of Directors, shall, in accordance with applicable law:

          A. Duly call, give notice of, convene and hold a meeting of its shareholders (the "Azle Shareholders' Meeting") as soon as practicable for the purpose of approving and adopting the Merger and the Merger Agreement and the transactions contemplated hereby and thereby.

          B. Require no greater than the minimum vote of each class of stock of Azle required by the terms of each class of stock and applicable law in order to approve the Merger and the Merger Agreement.

          C.   Subject to its fiduciary duties to the
     shareholders of Azle, include in the Azle Proxy Statement (defined in Section 1.10(D)) the recommendation of its Board of Directors that the shareholders of Azle vote in favor of the approval and adoption of the Merger and the Merger Agreement and the transactions contemplated hereby and thereby.

          D. Cause the Azle Proxy Statement to be mailed to the shareholders of Azle as soon as practicable, and use its best efforts to obtain the approval and adoption of the Merger and the Merger Agreement by shareholders holding at least the minimum number of shares of each class of the stock of Azle entitled to vote at the Azle Shareholders' Meeting necessary to approve the Merger and the Merger Agreement under applicable law. The letter to shareholders, notice of meeting, prospectus, proxy statement and form of proxy to be distributed to shareholders of Azle in connection with the Merger and the Merger Agreement shall be in form and substance satisfactory to Independent and are collectively referred to herein as the "Azle Proxy Statement."

     SECTION 1.08 DELIVERY OF CONSIDERATION. The Exchange Agent shall send to each holder of the Azle Common Stock a letter of transmittal for use in exchanging such holder's certificates for the Merger Consideration. Thirty (30) days prior to the Closing Date, Azle shall provide Independent with a shareholder list, which list shall be certified by the Secretary of Azle. Provided that all necessary shareholder and regulatory approvals have been obtained, Independent shall forward letters of transmittal to all of the shareholders on the certified shareholder list at least twenty (20) days prior to the Closing Date unless Azle and Independent shall mutually agree to send such letters at a later date. Promptly after receipt of such certificates and letter of transmittal, Independent shall review the executed letters of transmittal in order to verify proper execution. Provided that the letter of transmittal is properly completed, accompanied by all of the appropriate stock certificates and made available for review by the Exchange Agent by twelve noon on the business day before the Closing Date, on the Closing Date, New Azle shall pay to such shareholder the consideration set forth in
Section 1.06(A), with respect to shares of the Azle Common Stock. If a shareholder does not provide properly completed letters of transmittal and all appropriate stock certificates to Independent on the business day before the Closing Date, then, provided that the letter of transmittal is properly completed and accompanied by all of the appropriate stock certificates, New Azle promptly, but in no event later than two (2) business days following receipt of those documents by Independent, shall pay to such shareholder the consideration set forth in Section 1.06A with respect to such shares of the Azle Company Stock. In the event that a letter of transmittal contains an error, is incomplete or is not accompanied by all appropriate stock certificates, then Independent will notify the shareholder promptly of the need for further information. If any record shareholder of Azle is unable to locate any certificate evidencing the Azle Common Stock, such shareholder shall submit an Indemnity Agreement to the Exchange Agent in a form acceptable to Independent in lieu of such certificate. Notwithstanding the foregoing, neither the Exchange Agent nor any other party to this Agreement shall be liable to any holder of certificates representing the Azle Common Stock for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law. No interest shall be payable with respect to the payment of the Merger Consideration.

     SECTION 1.09 ANTI-DILUTION PROVISIONS. In the event that Azle changes the number of shares of Azle Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization, or similar transaction with respect to such stock, the Per Share Consideration shall be adjusted proportionately.


                           ARTICLE II.
                THE CLOSING AND THE CLOSING DATE

     SECTION 2.01 TIME AND PLACE OF THE CLOSING AND CLOSING DATE. On a date mutually agreeable to Azle and Independent within thirty (30) days after the receipt of all necessary regulatory, corporate and other approvals and the expiration of any mandatory waiting periods (herein called the "Closing Date"), a meeting (the "Closing") will take place at which the parties to this Agreement will exchange certificates, opinions, letters and other documents in order to determine whether all of the conditions set forth in Articles VII and VIII of this Agreement have been satisfied or waived or whether any condition exists that would permit a party to this Agreement to terminate this Agreement. If no such condition then exists or if no party elects to exercise any right it may have to terminate this Agreement, then and thereupon the appropriate parties shall execute such documents and instruments as may be necessary or appropriate in order to effect the transactions contemplated by this Agreement.

     The Closing shall take place at the offices of Jenkens &
Gilchrist, a Professional Corporation, 1445 Ross Avenue, Suite
3200, Dallas, Texas 75202 on the Closing Date, or at such other place to which the parties may agree.

     SECTION 2.02 ACTIONS TO BE TAKEN AT THE CLOSING BY AZLE. At the Closing, Azle shall execute and acknowledge (where appropriate) and deliver to Independent, such documents and certificates necessary to carry out the terms and provisions of this Agreement, including without limitation, the following (all of such actions constituting conditions precedent to Independent's obligations to close hereunder):

          A. True, correct and complete copies of the Articles of Incorporation of Azle and all amendments thereto, duly certified as of a recent date by the Secretary of State of the State of Texas.

          B. True, correct and complete copies of the Articles of Association of the Bank and all amendments thereto, duly certified as of a recent date by the Texas Department of Banking (the "TDB").

          C. Good standing and existence certificates of a recent date, issued by the appropriate state officials, duly certifying as to the existence and good standing of Azle in Texas.

          D. A certificate to do business, dated as of a recent date, issued by the TDB, duly certifying as to the authority of the Bank to transact the business of banking under the laws of the State of Texas.

          E. A certificate of good standing, dated as of a recent date, issued by the Texas Comptroller of Public
     Accounts, duly certifying as to the good standing of the Bank in the State of Texas.

          F. A certificate, dated as of a recent date, issued by the Federal Deposit Insurance Corporation (the "FDIC"), duly certifying that the deposits of the Bank are insured by the FDIC pursuant to the Federal Deposit Insurance Act
     (the "FDIA").

          G. A certificate duly executed by the Secretary or an Assistant Secretary of Azle, acting solely in his or her capacity as an officer of Azle, pursuant to which Azle shall certify (a) the due adoption by the Board of Directors of Azle of corporate resolutions attached to such certificate authorizing the execution and delivery of this Agreement and the other agreements and documents contemplated hereby, including, but not limited to, the Merger Agreement, and the taking of all actions contemplated hereby and thereby;
     (b) the due adoption by the shareholders of Azle authorizing the transactions and the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby; (c) the incumbency and true signatures of those officers of Azle duly authorized to act on its behalf in connection with the transactions contemplated by this Agreement and to execute and deliver this Agreement and other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby on behalf of Azle, and
     (d) that the copy of the Bylaws of Azle attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy.

          H. A certificate duly executed by the Cashier or an Assistant Cashier of the Bank, acting solely in his or her capacity as an officer of the Bank, pursuant to which the Bank shall certify that the copy of the Bylaws attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy.

          I. A certificate duly executed by a duly authorized officer of Azle, acting solely in his or her capacity as an officer of Azle, dated as of the Closing Date, pursuant to which Azle shall certify that all of the representations and warranties made in Article III of this Agreement are true and correct on and as of the date of such certificate as if made on such date and that except as expressly permitted by this Agreement there shall have been no Material Adverse Change since December 31, 1997.

          J. All consents required to be obtained by Azle from third parties to consummate the transactions contemplated by this Agreement, including, but not limited to, those listed on Schedule 3.08.

          K. An opinion of counsel to Azle in accordance with this Agreement; and

          L. All other documents required to be delivered to Independent by Azle under the provisions of this Agreement, and all other documents, certificates and instruments as are reasonably requested by Independent or its counsel.

     SECTION 2.03 ACTIONS TO BE TAKEN AT THE CLOSING BY INDEPENDENT. At the Closing, Independent shall execute and acknowledge (where appropriate) and deliver to Azle, such documents and certificates necessary to carry out the terms and provisions of this Agreement, including without limitation, the following (all of such actions constituting conditions precedent to Azle's obligations to close hereunder):

          A.   True, correct and complete copies of Independent's
     Articles of Incorporation and all amendments thereto, duly certified as of a recent date by the Secretary of State of the State of Texas.

          B.   True, correct and complete copies of New Azle's
     Articles of Incorporation and all amendments thereto, duly certified as of a recent date by the Secretary of State of the State of Texas.

          C. Good standing and existence certificates for Independent and New Azle, dated as of a recent date, issued by the appropriate state officials, duly certifying as to the existence and good standing of Independent in the State of Texas.

          D. A certificate, dated as of the Closing Date, executed by the Secretary or an Assistant Secretary of Independent, acting solely in his or her capacity as an officer of Independent, pursuant to which Independent shall certify (a) the due adoption by the Board of Directors of Independent of corporate resolutions attached to such certificate authorizing the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby; (b) the incumbency and true signatures of those officers of Independent duly authorized to act on its behalf in connection with the transactions contemplated by this Agreement and to execute and deliver this Agreement and other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby on behalf of Independent, and (c) that the copy of the Bylaws of Independent attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy.

          E. A certificate duly executed by the Secretary or an Assistant Secretary of New Azle, acting solely in his or her capacity as an officer of New Azle, pursuant to which New Azle shall certify (a) the due adoption by the Board of Directors of New Azle of corporate resolutions attached to such certificate authorizing the execution and delivery of the Merger Agreement and the taking of all actions contemplated thereby; (b) the incumbency and true signatures of those officers of New Azle duly authorized to act on its behalf in connection with the transactions contemplated by the Merger Agreement and to execute and deliver the Merger Agreement and the taking of all actions contemplated thereby on behalf of New Azle, and (c) that the copy of the Bylaws of New Azle attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy.

          F. True, correct and complete copies of the Certificate of Merger of New Azle with and into Azle, duly certified as of a recent date by the Secretary of State of the State of Texas.

          G. A certificate, dated as of the Closing Date, executed by a duly authorized officer of Independent, acting solely in his or her capacity as an officer of Independent, pursuant to which Independent shall certify that all of the representations and warranties made in Article IV of this Agreement are true and correct on and as of the date of such certificate as if made on such date.

          H.   All consents required to be obtained by
     Independent or New Azle from third parties to consummate the transactions contemplated by this Agreement, including, but not limited to, those listed on Schedule 4.05.

          I. An opinion of counsel to Independent in accordance with this Agreement; and

          J. All other documents required to be delivered to Azle by Independent under the provisions of this Agreement, and all other documents, certificates and instruments as are reasonably requested by Azle or its counsel.

     SECTION 2.04 FURTHER ASSURANCES. At any time and from time to time after the Closing, at the request of any party to this Agreement and without further consideration, any party so requested will execute and deliver such other instruments and take such other action as the requesting party may reasonably deem necessary or desirable in order to effectuate the transactions contemplated hereby. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each party hereto shall take or cause to be taken all such action.

     SECTION 2.05 EFFECTIVE DATE. The "Effective Date" as that term is used in this Agreement means the effective date of the Merger under the Merger Agreement.


                          ARTICLE III.
             REPRESENTATIONS AND WARRANTIES OF AZLE

      Azle hereby makes the representations and warranties set forth in this Article III to Independent. Azle agrees at the Closing to provide Independent with supplemental schedules reflecting any material changes thereto between the date of this Agreement and the Closing Date.

     SECTION 3.01 ORGANIZATION AND QUALIFICATION. Azle is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. Azle is a corporation, duly organized, validly existing and in good standing under the laws of the State of Texas. Azle has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets, including, but not limited to, the Bank, as now owned, leased or operated and to enter into and carry out its obligations under this Agreement. True and complete copies of the Articles of Incorporation and Bylaws of Azle as amended to date, certified by the Secretary of Azle, have been delivered to Independent. Azle does not own or control any Affiliate (as defined in Section 11.10) or Subsidiary (as defined in Section 11.10), other than Azle Holdings and the Bank. The nature of the business of Azle and its activities do not require it to be qualified to do business in any jurisdiction other than the State of Texas. Azle has no equity interest, direct or indirect, in any other bank or corporation or in any partnership, joint venture or other business enterprise or entity, other than Azle Holdings or the Bank or as acquired through settlement of indebtedness, foreclosure, the exercise of creditors' remedies or in a fiduciary capacity, and the business carried on by Azle has not been conducted through any other direct or indirect subsidiary or affiliate of Azle other than the Bank.

     SECTION 3.02 EXECUTION AND DELIVERY. Azle has taken all corporate action necessary to authorize the execution, delivery and (provided the required regulatory and shareholder approvals are obtained) performance of this Agreement and the other agreements and documents contemplated hereby to which it is a party, including, but not limited to, the Merger Agreement. This Agreement has been, and the other agreements and documents contemplated hereby, including, but not limited to, the Merger Agreement, have been or at Closing will be, duly executed by Azle and each constitutes the legal, valid and binding obligation of Azle, enforceable in accordance with its respective terms and conditions, except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity).

     SECTION 3.03 AZLE CAPITALIZATION. The entire authorized capital stock of Azle consists solely of (i) 1,000,000 shares of Azle Common Stock, par value $1.00 per share, of which 662,595 shares are issued and 658,784 shares are issued and outstanding and (ii) 1,000,000 shares of preferred stock, $1.00 par value per share, none of which are issued and outstanding. There are no
(i) other outstanding equity securities of any kind or character,
(ii) outstanding subscriptions, options, convertible securities, rights, warrants, calls or other agreements or commitments of any kind issued or granted by, or binding upon, Azle to purchase or otherwise acquire any security of or equity interest in Azle, obligating Azle to issue any shares of, restricting the transfer of or otherwise relating to shares of its capital stock of any class. All of the issued and outstanding shares of Azle Common Stock have been duly authorized, validly issued and are fully paid and nonassessable, and have not been issued in violation of the preemptive rights of any person. Such shares of Azle Common Stock have been issued in compliance with the securities laws of the United States and other jurisdictions having applicable securities laws. There are no restrictions applicable to the payment of
                               -9-
dividends on the shares of Azle Common Stock except pursuant to applicable laws and regulations, and all dividends declared prior to the date of this Agreement have been paid.

     SECTION 3.04 COMPLIANCE WITH LAWS, PERMITS AND INSTRUMENTS. Except as disclosed on Schedule 3.04, Azle and the Bank have in all material respects performed and abided by all obligations required to be performed by it to the date hereof, and have complied with, and are in compliance with, and are not in default (or with the giving of notice or the passage of time will be in default) under, or in violation of, (i) any provision of the Articles of Incorporation or Association or Bylaws of Azle or the Bank, (ii) any material provision of any material mortgage, indenture, lease, contract, agreement or other instrument applicable to Azle, the Bank or their respective assets, operations, properties or businesses now conducted or heretofore conducted or (iii) any permit, concession, grant, franchise, license, authorization, judgment, writ, injunction, order, decree, award, statute, federal, state or local law, ordinance, rule or regulation of any court, arbitrator or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality applicable to Azle, the Bank or their respective assets, operations, properties or businesses now conducted or heretofore conducted.

     Except as set forth on Schedule 3.04, the execution, delivery and (provided the required regulatory and shareholder approvals are obtained) performance of this Agreement and the other agreements contemplated hereby, including, but not limited to the Merger Agreement, and the consummation of the transactions contemplated hereby and thereby will not conflict with, or result, by itself or with the giving of notice or the passage of time, in any violation of or default or loss of a benefit under,
(i) any provision of the Articles of Incorporation or Association or Bylaws of Azle or the Bank, (ii) any material mortgage, indenture, lease, contract, agreement or other instrument applicable to Azle, the Bank or their respective assets, operations, properties or businesses or (iii) any permit, concession, grant, franchise, license, authorization, judgment, writ, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to Azle, the Bank or their respective assets, operations, properties or businesses.

     SECTION 3.05 AZLE FINANCIAL STATEMENTS. Azle has furnished to Independent true and complete copies of the audited consolidated balance sheets of Azle as of December 31, 1995, 1996 and 1997, and the related audited consolidated statements of income, stockholders' equity and cash flows for the years ended December 31, 1995, 1996 and 1997 and unaudited consolidated balance sheets of Azle as of March 31, 1998 and the related unaudited consolidated statements of income and cash flows for the three-month period ended March 31, 1998 (such consolidated balance sheets and the related statements of income, stockholders' equity and cash flows are collectively referred to herein as the "Financial Statements"). Except as described in the notes to the Financial Statements, the Financial Statements fairly present, in all material respects, the financial position of Azle as of the respective dates thereof and the results of operations and changes in financial position of Azle for the periods then ended, in conformity with generally accepted accounting principles ("GAAP"), applied on a basis consistent with prior periods (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and the fact that they do not contain all of the footnote disclosures required by GAAP), except as otherwise noted therein, and the accounting records underlying the Financial Statements accurately and fairly reflect in all material respects the transactions of Azle. The Financial Statements do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein.

     SECTION 3.06  THE BANK.

          A. The Bank is a Texas banking association, duly organized, validly existing and in good standing under the laws of the State of Texas. The Bank has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and to carry on the business and activities now conducted by it. True and complete copies of the Articles of Association and Bylaws of the Bank, as amended to date, have been delivered to Independent. The Bank is an insured bank as defined in the Federal Deposit Insurance Act. Except as set forth in Schedule 3.06, the Bank does not own or control any Affiliate or Subsidiary. The nature of the business of the Bank does not require it to be qualified to do business in any jurisdiction other than the State of Texas. The Bank has no equity interest, direct or indirect, in any other bank or corporation or in any partnership, joint venture or other business enterprise or entity, except as acquired through settlement of indebtedness, foreclosure, the exercise of creditors' remedies or in a fiduciary capacity, and the business carried on by the Bank has not been conducted through any other direct or indirect Subsidiary or Affiliate of the Bank.

          B. The entire authorized capital stock of the Bank consists solely of 150,000 shares of common stock of the Bank, par value $5.00 per share (the "Bank Stock"), all of which are issued and outstanding. All of the issued and outstanding shares of the Bank Stock have been duly authorized, validly issued and are fully paid and nonassessable, and have not and will not have been issued in violation of the preemptive rights of any person. The securities of the Bank have been issued in compliance with the securities laws of the United States and the State of Texas. Azle Holdings is, and as of the Closing Date will be, the lawful record and beneficial owner of 96.88% of the outstanding securities of the Bank, free and clear of any liens, claims, encumbrances, security interests or restrictions of any kind. There are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever under which Azle or the Bank is or may become obligated to issue, assign or transfer any securities of the Bank. There are no restrictions applicable to the payment of dividends on the shares of the Bank Stock except pursuant to applicable laws and regulations. Azle has furnished Independent with a shareholder list for the Bank.

          C. Azle has furnished Independent with a true and complete copy of the Report of Condition and Income as of March 31, 1998 (the "Call Report"), for the Bank. The Call Report fairly presents, in all material respects, the financial position of the Bank and the results of its operations at the date and for the period indicated in conformity with the Instructions for the Preparation of Call Reports as promulgated by applicable regulatory authorities. The Call Report does not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein. The Bank has calculated its allowance for loan losses in accordance with regulatory accounting principles ("RAP") as applied to banking institutions and in accordance with all applicable rules and regulations. The allowance for loan losses account for the Bank is, and as of the Closing Date will be, adequate in all material respects to provide for all losses, net of recoveries relating to loans previously charged off, on all outstanding loans of the Bank.

     SECTION 3.07 LITIGATION. Except as set forth on Schedule 3.07, there are no actions, claims, suits, investigations, reviews or other legal, quasi-judicial or administrative proceedings of any kind or nature now pending or, to the best knowledge of Azle, threatened against or affecting Azle or the Bank at law or in equity, or by or before any federal, state or municipal court or other governmental or administrative department, commission, board, bureau, agency or instrumentality, domestic or foreign, that in any manner involve Azle or the Bank or any of their properties or capital stock that might reasonably be anticipated to result in a Material Adverse Change or materially and adversely affect the transactions contemplated by this Agreement, and neither Azle nor the Bank know or have any reason to be aware of any basis for the same. No legal action, suit or proceeding or judicial, administrative or governmental investigation is pending or, to the knowledge of Azle, threatened against Azle or the Bank that questions or might question the validity of this Agreement or the agreements contemplated hereby, including, but not limited to, the Merger Agreement, or any actions taken or to be taken by Azle or the Bank pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

     SECTION 3.08 CONSENTS AND APPROVALS. Azle's Board of Directors (at a meeting duly called and held) has resolved to recommend approval and adoption of the Merger and the Merger Agreement. Except as disclosed in Schedule 3.08, no approval, consent, order or authorization of, or registration, declaration or filing with, any governmental authority or other third party is required on the part of Azle or the Bank in connection with the execution, delivery or performance of this Agreement or the agreements contemplated hereby, including, but not limited to, the Merger Agreement or the consummation by Azle and the Bank of the transactions contemplated hereby or thereby.

     SECTION 3.09 UNDISCLOSED LIABILITIES. Neither Azle nor the Bank has any material liability or obligation, accrued, absolute, contingent or otherwise and whether due or to become due (including, without limitation, unfunded obligations under any Employee Benefit Plan (as defined in Section 3.31 of this Agreement) or liabilities for federal, state or local taxes or assessments or liabilities under any tax sharing agreements (as described in Section 3.17 of this Agreement)) that are not reflected in or disclosed in the Financial Statements or the Call Report, except (i) those liabilities and expenses incurred in the ordinary course of business and consistent with prudent business practices since the date of the Financial Statements or the Call Report, respectively or (ii) as disclosed on Schedule 3.09.

     SECTION 3.10 TITLE TO ASSETS. True and complete copies of all existing deeds, leases and title insurance policies for all real property owned or leased by either Azle or the Bank and all mortgages, deeds of trust, security agreements and other documents describing encumbrances to which such property is subject have been made available to Independent. Each of Azle and the Bank has good and indefeasible title to all of its assets and properties including, without limitation, all personal and intangible properties reflected in the Financial Statements or the Call Report or acquired subsequent thereto, subject to no liens, mortgages, security interests, encumbrances or charges of any kind except (i) as described in Schedule 3.10, (ii) as noted in the Financial Statements or the Call Report or as set forth in the documents delivered to Independent pursuant to this
Section 3.10, (iii) statutory liens not yet delinquent, (iv) consensual landlord liens (v) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purpose for which they are held, (vi) pledges of assets in the ordinary course of business to secure public funds deposits, and (vii) those assets and properties disposed of for fair value in the ordinary course of business since the dates of the Financial Statements or the Call Report.

     SECTION 3.11 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed on Schedule 3.11, since December 31, 1997, each of Azle and the Bank has conducted its business only in the ordinary course and has not, other than in the ordinary course of business and consistent with past practices and safe and sound banking practices:

          A. Incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except deposits taken and federal funds purchased and current liabilities for trade or business obligations, none of which, individually or in the aggregate, result in a Material Adverse Change;

          B. Discharged or satisfied any lien, charge or encumbrance or paid any obligation or liability, whether absolute or contingent, due or to become due;

          C. Declared or made any payment of dividends or other distribution to its shareholders, except for dividends of
     (i) $330,000 in the aggregate for 1998 in the event that the Closing occurs on or prior to October 1, 1998, or (ii) $495,000 in the aggregate for 1998 in the event that the Closing occurs after October 1, 1998, provided that the after tax earnings (calculated in accordance with GAAP) of Azle for the quarter in which a dividend is declared and paid is at least $250,000, or purchased, retired or redeemed, or obligated itself to purchase, retire or redeem, any of its shares of capital stock or other securities;

          D. Issued, reserved for issuance, granted, sold or authorized the issuance of any shares of its capital stock or other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereto;

          E. Acquired any capital stock or other equity securities or acquired any equity or ownership interest in any bank, corporation, partnership or other entity (except
     (i) through settlement of indebtedness, foreclosure, or the exercise of creditors' remedies or (ii) in a fiduciary capacity, the ownership of which does not expose it to any liability from the business, operations or liabilities of such person);

          F. Mortgaged, pledged or subjected to lien, charge, security interest or any other encumbrance or restriction any of its property, business or assets, tangible or intangible except (i) as described in Schedule 3.09, (ii) statutory liens not yet delinquent, (iii) consensual landlord liens, (iv) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purpose for which they are held, (v) pledges of assets to secure public funds deposits, and (vi) those assets and properties disposed of for fair value since the dates of the Financial Statements or the Call Report.

          G. Sold, transferred, leased to others or otherwise disposed of any of its assets (except for assets disposed of for fair value) or canceled or compromised any debt or claim, or waived or released any right or claim (except pursuant to the settlement of litigation described in
     Section 3.11(L)) of material value;

          H. Terminated, canceled or surrendered, or received any notice of or threat of termination or cancellation of any contract, lease or other agreement or suffered any damage, destruction or loss (whether or not constituting, or reasonably anticipated to constitute, a Material Adverse Change covered by insurance), which, in any case or in the aggregate, may result in a Material Adverse Change;

          I. Disposed of, permitted to lapse, transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any United States or foreign license or Proprietary Right (as defined in Section 3.16) or modified any existing rights with respect thereto;

          J. Made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to or for the benefit of any of its shareholders, directors, officers, employees or agents, or entered into any employment or consulting contract or other agreement with any director, officer or employee or adopted, amended in any material respect or terminated any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by it for the benefit of its directors, employees or former employees;

          K. Except for improvements or betterments relating to Properties (as defined in Section 3.21), made any capital expenditures or capital additions or betterments in excess of an aggregate of $25,000;

          L. Instituted, had instituted against it, settled or agreed to settle any litigation, action or proceeding before any court or governmental body relating to its property other than routine collection suits instituted by it to collect amounts owed or suits in which the amount in controversy is less than $25,000;

          M. Suffered any change, event or condition that, in any case or in the aggregate, has caused or may result in a Material Adverse Change, or any Material Adverse Change in earnings or costs or relations with its employees, agents, depositors, loan customers, correspondent banks or suppliers;

          N. Except for the transactions contemplated by this Agreement or as otherwise permitted hereunder, entered into any transaction, or entered into, modified or amended any contract or commitment;

          O. Entered into or given any promise, assurance or guarantee of the payment, discharge or fulfillment of any undertaking or promise made by any person, firm or corporation;

          P. Sold, or knowingly disposed of, or otherwise divested itself of the ownership, possession, custody or control, of any corporate books or records of any nature that, in accordance with sound business practice, normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period;

          Q. Made any, or acquiesced with any, change in any accounting methods, principles or material practices except as required by GAAP or RAP;

          R. Sold (provided, however, that payment at maturity is not deemed a sale) or purchased any investment securities in excess of an aggregate amount of $100,000;

          S. Made, renewed, extended the maturity of, or altered any of the material terms of any loan to any single borrower and his or her related interests in excess of the principal amount of $100,000; or

          T. Entered into any agreement or made any commitment whether in writing or otherwise to take any of the types of action described in subsections A. through S. above.

     SECTION 3.12 CONTRACTS. Schedule 3.12 includes a list identifying:

          A.   All collective bargaining agreements involving
     Azle or the Bank and all other agreements with employees, as a group, of Azle or the Bank;

          B. All bonus, deferred compensation, pension, profit sharing, stock options, stock purchase, incentive or retirement plans or other employee benefit arrangements of Azle or the Bank. Schedule 3.12 reflects all such plans together with all relevant trust agreements, the latest report of the trustee or insurance company of the value of the assets or the cash surrender value of the assets of such plans, and the latest actuarial evaluation or statement of individual accounts with respect to such plans;

          C.   All employment agreements, contracts or
     commitments, not terminable at will without contractual penalty, with or between Azle or the Bank and a director, officer or employee of Azle or the Bank;

          D. All agreements of guaranty or indemnification, other than signature guaranties and bank items presented for collection in the ordinary course of business, running from Azle or the Bank to any person or entity in excess of $5,000;

          E. All agreements, contracts or commitments containing any covenant limiting the right of Azle or the Bank to engage in any line of business or compete with any person or entity;

          F. All agreements, contracts, or commitments to which Azle or the Bank is a party or by which either of them is bound evidencing or providing for loans (other than student loans or loans secured by real property or savings accounts and made in the ordinary course of business) in excess of $100,000 or purchase of receivables or other financing in excess of $50,000;

          G. All agreements, contracts or commitments of Azle or the Bank relating to material capital expenditures or involving material future payments, excluding real estate borrowings made in the ordinary course of business or existing leases;

          H. All agreements, contracts or commitments relating to the acquisition of assets or capital stock of any business enterprise other than assets acquired in the ordinary course of business of Azle or the Bank;

          I. All agreements, contracts or commitments involving Azle or the Bank relating to the syndication or underwriting of conventional or government or other guaranteed mortgages, loans or mortgage loan pools or other securities other than such agreements, contracts or commitments made in the ordinary course of business;

          J. All agreements, contracts or commitments to which Azle or the Bank is a party and that may require consent by any other person or entity in connection with the consummation of the transactions contemplated hereby either to prevent a breach or to continue the effectiveness thereof;

          K. All letters of credit, whether direct pay or contingent, and all other commitments undertaken by the Bank in excess of $50,000; and

          L. Each lease with a third party where total annual lease payments are in excess of $5,000 to which Azle or the Bank is a party. Each such lease or agreement is in full force and effect and constitutes the legal, valid and binding obligation of the respective parties thereto enforceable in accordance with its terms except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or equity). Neither Azle nor the Bank has received any notice of material default or any notice of material noncompliance, including, without limitation, noncompliance with any applicable federal, state or local obligation as lessee that it has not fully performed, or is aware of any expenditure required under the provisions of any such lease for any purpose other than payment. For each lease in which Azle or the Bank is named as lessee, such party is the owner and holder of all the leasehold estates or other rights and interest purported to be granted by such instruments, in each case free and clear of any security interests, claims, liens (including tax liens), forfeitures, mortgages, pledges, penalties, encumbrances, assignments or charges whatsoever except as established by the lease or applicable law. Azle and the Bank, respectively, enjoy peaceful and undisturbed possession under all leases under which they are currently operating.

     SECTION 3.13 TAXES. Except as set forth on Schedule 3.13, each of Azle and the Bank has duly and timely filed with the appropriate federal, state and local governmental agencies all tax returns and reports required to be filed, including, without limitation, income, excise, property, sales, use, franchise, value added, unemployment, employees' income withholding and social security taxes, imposed by the United States or by any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country, or by any other taxing authority, and has paid, or has established adequate reserves for the payment of, all taxes and assessments that are or are claimed to be due, payable or owed by Azle or the Bank, or for which Azle or the Bank may have liability, whether as a result of their own activities or by virtue of their affiliation with other entities and all interest and penalties thereon, whether disputed or not. Except as set forth on Schedule 3.13, all such tax returns and reports are accurately prepared and all deposits required by law to be made by Azle or the Bank, with respect to employees' withholding taxes have been duly made. Except set forth on Schedule 3.13, neither Azle nor the Bank is or has been delinquent in the payment of any foreign or domestic tax, assessment or governmental charge or deposit and has no tax deficiency or claim outstanding, proposed or assessed against it, and there is no basis for any such deficiency or claim. Within the last four (4) years, except as set forth on Schedule 3.13, neither Azle's nor the Bank's federal income tax return has been audited or examined and no such audit is currently pending or threatened. Except as set forth on
Schedule 3.13, neither Azle nor the Bank has granted any extension of time with respect to the date on which any tax return was or is due to be filed by or with respect to either Azle or the Bank, or any waiver or agreement by any such entity for the extension of time for the assessment or collection of any tax. Except as set forth on Schedule 3.13, neither Azle nor the Bank has committed any violation of any applicable federal, state, local or foreign tax laws.

     The amounts set up as provisions for current or deferred taxes on the Financial Statements and the Call Report are sufficient for the payment of all unpaid federal, state, county, local, foreign or other taxes (including any interest or penal ties) of or on behalf of Azle and the Bank applicable to the periods covered by each entity's financial statements, and all years and periods prior thereto. True and complete copies of the federal income tax returns of Azle and the Bank as filed with the Internal Revenue Service (the "IRS") for the years ended December 31, 1995, 1996, and 1997, have been delivered to Independent.

     SECTION 3.14 INSURANCE. Schedule 3.14 contains an accurate and complete list and brief description of all policies of insurance, including fidelity and bond insurance, of Azle and the Bank. All such policies (a) are sufficient for compliance by Azle and the Bank with all requirements of law and all agreements to which Azle or the Bank is a party, (b) are valid, outstanding and enforceable except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership, or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or equity), (c) will not in any significant respect be affected by, and will not terminate or lapse by reason of, the transactions contemplated by this Agreement, and (d) are presently in full force and effect, no notice has been received of the cancellation, or threatened or proposed cancellation, of any such policy and there are no unpaid premiums due thereon. Neither Azle nor the Bank is in default with respect to the provisions of any such policy and has not failed to give any notice or present any claim hereunder in a due and timely
fashion.   Neither Azle nor the Bank has been refused any
insurance with respect to its assets or operations, nor has its insurance been limited by any insurance carrier to which such entity has applied for any such insurance within the last five
(5) years. Each material property of Azle is insured for the benefit of Azle in amounts deemed adequate by Azle's management against risks customarily insured against. Except as set forth on Schedule 3.14, there has been no single claim in excess of $10,000 under any fidelity bond and there have been no claims in the aggregate in excess of $50,000 under any fidelity bonds of Azle or the Bank within the last five (5) years and Azle is not aware of any facts that would form the basis of a claim under such bonds.

     SECTION 3.15 NO ADVERSE CHANGE. Except as disclosed in the representations and warranties made in this Article III, there has not been any Material Adverse Change since December 31, 1997, nor has any event or condition occurred that has resulted in, or has a reasonable possibility of resulting in the future, in a Material Adverse Change.

     SECTION 3.16  PROPRIETARY RIGHTS.  Except as set forth on
Schedule 3.16, neither Azle nor the Bank owns or requires the use of any patent, patent application, patent right, invention, process, trademark (whether registered or unregistered), trademark application, trademark right, trade name, service name, service mark, copyright or any trade secret ("Proprietary Rights") for the business or operations of Azle or the Bank. Neither Azle nor the Bank are infringing upon or otherwise acting adversely to, and have not in the past three (3) years infringed upon or otherwise acted adversely to, any Proprietary Right owned by any other person or persons. There is no claim or action by any such person pending, or to the knowledge of Azle or the Bank threatened, with respect thereto.

     SECTION 3.17 TRANSACTIONS WITH CERTAIN PERSONS AND ENTITIES. Except as disclosed in Schedule 3.17, neither Azle nor the Bank owes any amount to (excluding deposit liabilities), or has any loan, contract, lease, commitment or other obligation from or to any of the present or former directors or officers (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business) of Azle or the Bank, and none of such persons owes any amount to Azle or the Bank. Except as set forth on
Schedule 3.17, there are no agreements, instruments, commitments, extensions of credit, tax sharing or allocation agreements or other contractual agreements of any kind between or among Azle, whether on its own behalf or in its capacity as trustee or custodian for the funds of any employee benefit plan (as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and any of its Affiliates other than the Bank.

     SECTION 3.18 EVIDENCES OF INDEBTEDNESS. All evidences of indebtedness and leases that are reflected as assets of Azle or the Bank are legal, valid and binding obligations of the respective obligors thereof, enforceable in accordance with their respective terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and the availability of injunctive relief, specific performance and other equitable remedies) and are not subject to any known or threatened defenses, offsets or counterclaims that may be asserted against Azle, the Bank or the present holder thereof, except as disclosed in Schedule 3.18.
The credit files of the Bank contain all material information (excluding general, local or national industry, economic or similar conditions) known to Azle or the Bank that is reasonably required to evaluate in accordance with generally prevailing practices in the banking industry the collectibility of the loan portfolio of the Bank (including loans that will be outstanding if the Bank advances funds that it is obligated to advance).
Azle has disclosed all of the substandard, doubtful, loss, nonperforming or problem loans on the internal watch list of Azle and the Bank, a copy of which as of March 31, 1998, has been provided to Independent.

     SECTION 3.19 EMPLOYEE RELATIONSHIPS. Each of Azle and the Bank has complied with all applicable material laws relating to its relationships with its employees, and Azle believes that the relationships between Azle and its employees and between the Bank and its employees are good. To the best knowledge of Azle, no key executive officer or manager of any of the operations operated by Azle or the Bank or any group of employees of Azle or the Bank has or have any present plans to terminate their employment with Azle or the Bank.

     SECTION 3.20  CONDITION OF ASSETS.  Except as set forth on
Schedule 3.20, all tangible assets used by Azle or the Bank are in good operating condition, ordinary wear and tear excepted, and conform with all applicable ordinances, regulations, zoning and other laws, whether federal, state or local. Neither Azle's nor the Bank's premises or equipment are in need of maintenance or repairs other than ordinary routine maintenance and repairs that are not material in nature or cost.

     SECTION 3.21 ENVIRONMENTAL COMPLIANCE. Except as disclosed on Schedule 3.21:

          A. Azle and all of the Properties and Azle's operations are in compliance with all Environmental Laws (as defined in Section 11.10). Neither Azle nor the Bank is aware of, nor has Azle or the Bank received notice of, any past, present, or future conditions, events, activities, practices or incidents that may interfere with or prevent the compliance of Azle or the Bank with all Environmental Laws.

          B. Azle and the Bank have obtained all material permits, licenses and authorizations that are required under all Environmental Laws.

          C. No Hazardous Materials (as defined in Section 11.10) exist on, about or within any of the Properties, nor have any Hazardous Materials previously existed on, about or within or been used, generated, stored, transported, disposed of, on or released from any of the Properties during the period from their respective dates of acquisition by Azle or the Bank to the present, nor, to the best knowledge of Azle, have any Hazardous Materials previously existed on, about or within or been used, generated, stored, transported, disposed of, on or released from any of the Properties prior to their respective dates of acquisition by Azle or the Bank. The use that Azle and the Bank make and intend to make of the Properties will not result in the use, generation, storage, transportation, accumulation, disposal or release of any Hazardous Material on, in or from any of the Properties.

          D.   There is no action, suit, proceeding,
     investigation, or inquiry before any court, administrative agency or other governmental authority pending or, to the best knowledge of Azle, threatened, against Azle or the Bank relating in any way to any Environmental Law. Neither Azle nor the Bank has any liability for remedial action under any Environmental Law. Neither Azle nor the Bank has received any request for information by any governmental authority with respect to the condition, use or operation of any of the Properties nor has Azle or the Bank received any notice of any kind from any governmental authority or other person with respect to any violation of or claimed or potential liability of any kind under any Environmental Law (including, without limitation, any letter, notice or inquiry from any person or governmental entity informing Azle or the Bank that they are or may be liable in any way under CERCLA (as defined in Section 11.10) or requesting information to enable such a determination to be made).

          E. As used in this Section 3.21, the term "Property" or "Properties" shall include all real property owned or leased by Azle or the Bank, including, but not limited to properties that the Bank has foreclosed on as well as their respective premises and all improvements and fixtures thereon.

     SECTION 3.22  REGULATORY COMPLIANCE.  Except as set forth on
Schedule 3.22, all reports, records, registrations, statements, notices and other documents or information required to be filed by Azle and the Bank with any federal or state regulatory authority, including, without limitation, the Board of Governors of the Federal Reserve System (the "Federal Reserve"), the TDB, the FDIC and the IRS have been duly and timely filed and all information and data contained in such reports, records or other documents are true, accurate, correct and complete. Except as set forth on Schedule 3.22, neither Azle nor the Bank is now or has been within the last six (6) years subject to any memorandum of understanding, cease and desist order, written agreement or other formal or informal administrative action with any such regulatory bodies. Azle does not believe any such regulatory bodies have any present intent to place Azle or the Bank under any such administrative action. Except as set forth on Schedule 3.22, there are no actions or proceedings pending or threatened against Azle or the Bank by or before any such regulatory bodies or any other nation, state or subdivision thereof, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     SECTION 3.23  ABSENCE OF CERTAIN BUSINESS PRACTICES.
Neither Azle nor the Bank, nor any officer, employee or agent of Azle or the Bank, nor any other person acting on their behalf, has, directly or indirectly, within the past six (6) years, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of Azle or the Bank (or assist Azle or the Bank in connection with any actual or proposed transaction) that (i) might subject Azle or the Bank to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have resulted in a Material Adverse Change or (iii) if not continued in the future might result in a Material Adverse Change or might subject the Bank to suit or penalty in any private or governmental litigation or proceeding.

     SECTION 3.24 AZLE PROXY STATEMENT. None of the information supplied or to be supplied by Azle, the Bank, or any of their directors, officers, employees or agents for inclusion in the Azle Proxy Statement, or any amendment thereof or supplement thereto, will be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or at the time of the Azle Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Azle Shareholders' Meeting. All documents that Azle or the Bank are responsible for filing with any regulatory or governmental agency in connection with the Merger will comply in all material respects with the provisions of applicable law.

     SECTION 3.25  DISSENTING SHAREHOLDERS.  Azle has no
knowledge of any plan or intention on the part of any Azle shareholders to make written demand for payment of the fair value of their shares of the Azle Common Stock in the manner provided by applicable law.

     SECTION 3.26 BOOKS AND RECORDS. The minute books, stock certificate books and stock transfer ledgers of Azle and the Bank
(i) have been kept accurately in the ordinary course of business,
(ii) are complete and correct in all material respects, (iii) the transactions entered therein represent bona fide transactions, and (iv) there have been no transactions involving the business of Azle or the Bank that properly should have been set forth therein and that have not been accurately so set forth.

     SECTION 3.27 FORMS OF INSTRUMENTS, ETC. Azle has made, and will make, available to Independent copies of all standard forms of notes, mortgages, deeds of trust and other routine documents of a like nature used on a regular and recurring basis by Azle or the Bank in the ordinary course of their respective businesses.

     SECTION 3.28 FIDUCIARY RESPONSIBILITIES. Azle and the Bank have performed in all material respects all of their respective duties as a trustee, custodian, guardian or as an escrow agent in a manner that complies in all material respects with all applicable laws, regulations, orders, agreements, instruments and common law standards, where the failure to so perform would result in a Material Adverse Change or materially and adversely affect the transactions contemplated by this Agreement, and neither Azle nor the Bank has any reason to be aware of any basis for the same.

     SECTION 3.29 GUARANTIES. Except for items in the process of collection in the ordinary course of the Bank's business, none of the obligations or liabilities of Azle or the Bank are guaranteed by any other person, firm or corporation, nor, except in the ordinary course of business, according to prudent business practices and in compliance with applicable law, has Azle or the Bank guaranteed the obligations or liabilities of any other person, firm or corporation.

     SECTION 3.30 VOTING TRUST OR BUY-SELL AGREEMENTS. Except as set forth on Schedule 3.30, Azle is not aware of any agreement between any of its shareholders relating to a right of first refusal with respect to the purchase or sale by any such shareholder of capital stock of Azle or any voting agreement or voting trust with respect to shares of capital stock of Azle.

     SECTION 3.31 EMPLOYEE BENEFIT PLANS. Schedule 3.31 lists all Employee Benefit Plans of Azle and the Bank. "Employee Benefit Plans" means all present (and those terminated, transferred or assigned within the sixty (60) months prior to the Closing Date) plans, programs, agreements, arrangements, and methods of contribution or compensation providing any remuneration or benefits by any member of the Control Group, as hereafter defined, other than current cash compensation, to any current or former employee of the Control Group or to any other person who provides services to the Control Group, whether or not such plan or plans, programs, agreements, arrangements, and methods of contribution or compensation are qualified under the Internal Revenue Code of 1986, as amended (the "Code"), and such term includes, but is not limited to plans that are, or are in the nature of pension, retirement, profit sharing, bonus, stock option, employee stock purchase plan, restricted stock awards, excess benefit plan, incentive compensation awards, severance pay, golden parachute, 401(k), deferred compensation, medical, dental, workers' compensation, health insurance, life insurance, incentive, vacation benefits, rabbi trusts, and fringe benefits (other than normal policies concerning holidays, vacations and salary continuation during short absences for illness or other reasons). "Control Group" means, individually and collectively, any member of any "affiliated service group" as defined in section 414(m) of the Code, any "trades or businesses under common control" as defined in section 414(c) of the Code, any "controlled group of corporations" as defined under section 414(b) of the Code, or any group described pursuant to section 414(o) of the Code, in each case where the group includes Azle or the Bank. None of the Employee Benefit Plans in which employees of Azle or the Bank participate are subject to ERISA.

     SECTION 3.32 YEAR 2000. Azle has disclosed to Independent a complete and accurate copy of Azle's plan, including an estimate of the anticipated associated costs, for implementing modifications to Azle's hardware, software, and computer systems, chips, and microprocessors, to ensure proper execution and accurate processing of all date-related data, whether from years in the same century or in different centuries. Between the date of this Agreement and the Effective Date, Azle shall endeavor to continue its efforts to implement such plan.

     SECTION 3.33 REPRESENTATIONS NOT MISLEADING. All material facts relating to the business operations, properties, assets, liabilities (contingent or otherwise) and financial condition of Azle and the Bank have been disclosed to Independent in or in connection with this Agreement. No representation or warranty by Azle contained in this Agreement, nor any statement, exhibit or schedule furnished to Independent by Azle under and pursuant to, or in anticipation of this Agreement, contains or will contain on the Closing Date any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which it was or will be made, not misleading and such representations and warranties would continue to be true and correct following disclosure to any governmental authority having jurisdiction over Azle or its properties of the facts and circumstances upon which they were based. Except as disclosed herein, there is no matter that materially adversely affects, or to the knowledge of Azle, will in the future result in a Material Adverse Change, other than general economic conditions. No information material to the Merger, and that is necessary to make the representations and warranties herein contained not misleading, has been withheld by Azle.


                           ARTICLE IV.
          REPRESENTATIONS AND WARRANTIES OF INDEPENDENT

     Independent hereby makes the representations and warranties set forth in this Article IV to Azle.

     SECTION 4.01 ORGANIZATION AND QUALIFICATION. Independent is a corporation, duly organized, validly existing under the laws of the State of Texas, and in good standing under all laws, rules, and regulations applicable to corporations located in the State of Texas. Independent has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and carry out its obligations under this Agreement.

     SECTION 4.02 EXECUTION AND DELIVERY. Independent has taken all corporate action necessary to authorize the execution, delivery and (provided the required regulatory approvals are obtained) performance of this Agreement and the other agreements and documents contemplated hereby to which it is a party, including, but not limited to, the Merger Agreement. This Agreement has been, and the other agreements and documents contemplated hereby, including, but not limited to, the Merger Agreement, have been or at Closing will be, duly executed by Independent and each constitutes the valid and binding obligation of Independent, enforceable in accordance with its respective terms and conditions, except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity).

     SECTION 4.03 COMPLIANCE WITH LAWS, PERMITS AND INSTRUMENTS. The execution, delivery and (provided the required regulatory and corporate approvals are obtained) performance of this Agreement and the other agreements contemplated hereby, including, but not limited to the Merger Agreement, and the consummation of the transactions contemplated hereby and thereby, will not conflict with, or result, by itself or with the giving of notice or the passage of time, in any violation of or default or loss of a benefit under, (i) any provision of the Articles of Incorporation or Bylaws of Independent, (ii) any material provision of any mortgage, indenture, lease, contract, agreement or other instrument applicable to Independent or its assets, operations, properties or businesses now conducted or heretofore conducted or
(iii) any statute, law, ordinance, rule or regulation applicable to Independent.

     SECTION 4.04 LITIGATION. No legal action, suit or proceeding or judicial, administrative or governmental investigation is pending or, to the knowledge of Independent, threatened against Independent that questions or might question the validity of this Agreement or the agreements contemplated hereby, including, but not limited to, the Merger Agreement, or any actions taken or to be taken by Independent pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

     SECTION 4.05 CONSENTS AND APPROVALS. Except for regulatory approvals as disclosed in Schedule 4.05, no approval, consent, order or authorization of, or registration, declaration or filing with, any governmental authority or other third party is required on the part of Independent in connection with the execution, delivery or performance of this Agreement or the agreements contemplated hereby, including, but not limited to, the Merger Agreement or the consummation by Independent of the transactions contemplated hereby or thereby.

     SECTION 4.06 AZLE PROXY STATEMENT. None of the information supplied or to be supplied by Independent or any of its directors, officers, employees or agents for inclusion in the Azle Proxy Statement, or any amendment thereof or supplement thereto, will be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or at the time of the Azle Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Azle Shareholders' Meeting. All documents that Independent is responsible for filing with any regulatory or governmental agency in connection with the Merger will comply in all material respects with the provisions of applicable law.

     SECTION 4.07 REPRESENTATIONS NOT MISLEADING. No representation or warranty by Independent contained in this Agreement, nor any statement, exhibit or schedule furnished to Azle or the Bank by Independent under and pursuant to, or in anticipation of this Agreement, contains or will contain on the Closing Date any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which it was or will be made, not misleading and such representations and warranties would continue to be true and correct following disclosure to any governmental authority having jurisdiction over Independent of the facts and circumstances upon which they were based. No information material to the Merger and that is necessary to make the representations and warranties herein contained not misleading has been withheld by Independent.

                           ARTICLE V.
                        COVENANTS OF AZLE

     Azle hereby makes the covenants set forth in this Article V to Independent.

     SECTION 5.01 BEST EFFORTS. Azle will use its best efforts to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions of this Agreement.

     SECTION 5.02 MERGER AGREEMENTS. Azle will, as soon as practicable after the execution of this Agreement, duly authorize and enter into the Merger Agreement, the form of which is attached hereto as Exhibit A, and perform all of its obligations thereunder.

     SECTION 5.03 INFORMATION FOR APPLICATIONS AND STATEMENTS. Azle will, and will cause the Bank to, promptly, but in no event later than ten (10) business days after receipt of a request by Independent, furnish to Independent all information concerning Azle and the Bank, including, but not limited to, financial statements, required for inclusion in (i) any proxy statement, prospectus or offering document to be used by Independent in connection with the approval of the shareholders of Independent of the transactions contemplated hereby and (ii) any application or statement to be made by Independent to or filed by Independent with any governmental body in connection with the transactions contemplated by this Agreement, or in connection with any unrelated transactions during the pendency of this Agreement, and Azle represents and warrants that all information so furnished for such statements and applications shall be true and correct in all material respects and shall not omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. Azle and the Bank shall otherwise fully cooperate with Independent in the filing of any applications or other documents necessary to consummate the transactions contemplated by this Agreement, including the Merger.

     SECTION 5.04 REQUIRED ACTS OF AZLE AND THE BANK. Prior to the Closing, Azle and the Bank shall, unless otherwise permitted in writing by Independent:

          A. Operate only in the ordinary course of business and consistent with prudent banking practices;

          B. Except as required by prudent business practices, use all reasonable efforts to preserve its business organization intact and to retain its present customers, depositors, suppliers, correspondent banks, officers, directors, employees and agents;

          C. Act in a manner intended to preserve or attempt to preserve its goodwill;

          D. Perform all of its obligations under contracts, leases and documents relating to or affecting its assets, properties and business except such obligations as Azle may in good faith reasonably dispute;

          E. Except as required by prudent business practices, maintain all offices, machinery, equipment, materials, supplies, inventories, vehicles and other properties owned, leased or used by it (whether under its control or the control of others), in good operating condition and repair, ordinary wear and tear excepted;

          F. Maintain in full force and effect all insurance policies now in effect or renewals thereof and, except as required by prudent business practices that do not jeopardize insurance coverage, give all notices and present all claims under all insurance policies in due and timely fashion;
          G. Timely file all reports required to be filed with governmental authorities and observe and conform to all applicable laws, rules, regulations, ordinances, codes, orders, licenses and permits, except those being contested in good faith by appropriate proceedings;

          H. Timely file all tax returns required to be filed by it and promptly pay all taxes, assessments, governmental charges, duties, penalties, interest and fines that become due and payable, except those being contested in good faith by appropriate proceedings;

          I. Withhold from each payment made to each of its employees the amount of all taxes (including, but not limited to, federal income taxes, FICA taxes and state and local income and wage taxes) required to be withheld therefrom and pay the same to the proper tax receiving officers; and

          J. Continue to follow and implement policies, procedures and practices regarding the identification, monitoring, classification and treatment of all assets in substantially the same manner as it has in the past.

     SECTION 5.05 PROHIBITED ACTS OF AZLE AND THE BANK. Prior to the Closing, neither Azle nor the Bank shall, without the prior written consent of Independent (provided that Azle can show evidence of its attempt to contact Independent, such consent will be deemed to have been given five (5) business days after actual receipt by Independent of notice with respect to such act, unless Independent sooner objects to such act):

          A. Introduce any new material method of management or operation;

          B. Take any action that could reasonably be anticipated to result in a Material Adverse Change;

          C. Take or fail to take any action that would cause or permit the representations and warranties made in Article
     III hereof to be inaccurate at the time of the Closing or preclude Azle from making such representations and warranties at the time of the Closing;

          D. Mortgage, pledge or subject to lien, charge, security interest or any other encumbrance or restriction any of its property, business or assets, tangible or intangible except in the ordinary course of business and consistent with prudent banking practices;

          E. Cause or allow the loss of insurance coverage, unless replaced with coverage which is substantially similar
     (in amount and insurer) to that now in effect;

          F. Incur any obligation or liability, whether absolute or contingent, except in the ordinary course of business and consistent with prudent banking practices;

          G. Discharge or satisfy any lien, charge or encumbrance or pay any obligation or liability, whether absolute or contingent, due or to become due, except in the ordinary course of business consistent with prudent banking practices;

          H. Issue, reserve for issuance, grant, sell or authorize the issuance of any shares of its capital stock or other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereto;

          I. Purchase or redeem any of its stock or declare or pay any distribution on its outstanding capital stock, except for dividends of (i) $330,000 in the aggregate for 1998 in the event that the Closing occurs on or prior to October 1, 1998, or (ii) $495,000 in the aggregate for 1998 in the event that the Closing occurs after October 1, 1998, provided that the after tax earnings (calculated in accordance with GAAP) of Azle for the quarter in which a dividend is declared and paid is at least $250,000, or purchased, retired or redeemed, or obligated itself to purchase, retire or redeem, any of its shares of capital stock or other securities;

          J. Change its articles or bylaws or its authorized capital stock;

          K. Sell, transfer, lease to others or otherwise dispose of any of its assets or cancel or compromise any debt or claim, or waive or release any right or claim of material value, except in the ordinary course of business and consistent with past practices and safe and sound banking principles;

          L. Enter into any transaction other than in the ordinary course of business;

          M. Enter into or give any promise, assurance or guarantee of the payment, discharge or fulfillment of any undertaking or promise made by any other person, firm or corporation;

          N. Sell or knowingly dispose of, or otherwise divest itself of the ownership, possession, custody or control, of any corporate books or records of any nature that, in accordance with sound business practice, normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period;

          O. Make any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or pay or agree or orally promise to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to or for the benefit of any of its shareholders, directors, officers, employees or agents, or enter into any employment or consulting contract (other than as contemplated by this Agreement) or other agreement with any director, officer or employee or adopt, amend in any material respect or terminate any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by it for the benefit of its directors, employees or former employees, except (i) for the funding of the Carl E. Campbell, Jr. Deferred Compensation Plan and (ii) in the ordinary course of business and consistent with past practices and safe and sound banking principles;

          P. Except as explicitly permitted hereunder or in accordance with applicable law, engage in any transaction with any affiliated person or allow such persons to withdraw any assets from Azle or the Bank except in the form of wages, salaries and reimbursement of expenses and by loans secured by liquid collateral having a fair market value at least equal to the principal balance due on such loan to its officers, directors and employees in the ordinary course of business;

          Q. Acquire any capital stock or other equity securities or acquire any equity or ownership interest in any bank, corporation, partnership or other entity (except
     (i) through settlement of indebtedness, foreclosure, or the exercise of creditors' remedies or (ii) in a fiduciary capacity, the ownership of which does not expose it to any liability from the business, operations or liabilities of such person);

          R. Terminate, cancel or surrender any contract, lease or other agreement or suffer any damage, destruction or loss (whether or not constituting, or reasonably anticipated to constitute, a Material Adverse Change covered by insurance), which, in any case or in the aggregate, may result in a Material Adverse Change;

          S. Dispose of, permit to lapse, transfer or grant any rights under, or breach or infringe upon, any United States or foreign license or Proprietary Right or modify any existing rights with respect thereto, except in the ordinary course of business and consistent with past practices and safe and sound banking principles;

          T. Except for improvements or betterments relating to Properties, specifically including expenditures in connection with the establishment of a new branch in Azle, Texas, which expenditures shall not exceed the budget for such branch outlined in Schedule 5.05T, make any capital expenditures or capital additions or betterments in excess of an aggregate of $25,000;

          U. Hire or employ any person with an annual salary equal to or greater than $40,000;

          V. Make any, or acquiesce with any, change in any accounting methods, principles or material practices;

          W. Sell or purchase any investment securities in an aggregate amount of $100,000 between the date of the Agreement and the Closing Date; or

          X. With the exception of loans secured solely by automobiles made in accordance with the Bank's policies and procedures with respect to such loans, make, renew, extend the maturity of, or alter any of the material terms of any loan to any single borrower and his or her related interests in excess of the principal amount of $150,000; provided, however, that Azle shall provide Independent with written notice of any new loan or change in the terms of an existing loan in excess of the principal amount of $100,000.

     SECTION 5.06 ACCESS; PRE-CLOSING INVESTIGATION. Subject to the provisions of Article X, Azle shall afford the officers, directors, employees, attorneys, accountants, investment bankers and authorized representatives of Independent full access to the properties, books, contracts and records of Azle and the Bank, permit Independent to make such inspections (including without limitation with regard to such properties physical inspection of the surface and subsurface thereof and any structure thereon) as they may require and furnish to Independent during such period all such information concerning Azle and the Bank and their respective affairs as Independent may reasonably request, in order that Independent may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of Azle and the Bank, including, without limitation, access sufficient to verify the value of the assets and the liabilities of Azle and the Bank and the satisfaction of the conditions precedent to Independent's obligations described in
Article VIII of this Agreement. Azle agrees at any time, and from time to time, to furnish to Independent as soon as practicable, any additional information that Independent may reasonably request.

     SECTION 5.07 INVITATIONS TO AND ATTENDANCE AT DIRECTORS' AND COMMITTEE MEETINGS. Azle shall give notice, and shall cause the Bank to give notice, to two designees of Independent, and shall invite such persons to attend all regular and special meetings of the board of directors of Azle and the Bank and all regular and special meetings of any senior management committee of Azle or the Bank; provided, however, that such designees of Independent shall be excluded from the portion of the meetings at which the sole matter to be considered is action related to the Merger.

     SECTION 5.08 ADDITIONAL FINANCIAL STATEMENTS. Azle shall promptly furnish Independent with (i) unaudited statements of condition and income of Azle as of June 30, 1998, and September 30, 1998, and (ii) true and complete copies of each additional Report of Condition and Income of the Bank, as soon as such reports are made available to the FDIC.

     SECTION 5.09 UNTRUE REPRESENTATIONS. Azle shall promptly notify Independent in writing if Azle becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any schedule or any other information furnished to Independent or any representation or warranty made in or pursuant to this Agreement or that results in Azle's failure to comply with any covenant, condition or agreement contained in this Agreement.

     SECTION 5.10 LITIGATION AND CLAIMS. Azle shall promptly notify Independent in writing of any litigation, or of any claim, controversy or contingent liability that might be expected to become the subject of litigation, against Azle or the Bank or affecting any of their properties, if such litigation or potential litigation might, in the event of an unfavorable outcome, result in a Material Adverse Change, and Azle shall promptly notify Independent of any legal action, suit or proceeding or judicial, administrative or governmental investigation, pending or, to the knowledge of Azle, threatened against Azle or the Bank that questions or might question the validity of this Agreement or the agreements contemplated hereby, including, but not limited to, the Merger Agreement, or any actions taken or to be taken by Azle or the Bank pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

     SECTION 5.11 ADVERSE CHANGES. Azle shall promptly notify Independent in writing if any change shall have occurred or been threatened (or any development shall have occurred or been threatened involving a prospective change) in the business, financial condition, operations or prospects of Azle or the Bank that has or may reasonably be expected to have or lead to a Material Adverse Change. Notwithstanding the disclosure to Independent of any such change, Azle shall not be relieved of any liability to Independent pursuant to this Agreement for, nor shall the providing of such information by Azle to Independent be deemed a waiver by Independent of, the breach of any representation or warranty of Azle contained in this Agreement.

     SECTION 5.12 NO NEGOTIATION WITH OTHERS. Azle shall not, directly or indirectly, nor shall it permit the Bank or its officers, directors, employees, representatives or agents to, directly or indirectly (i) encourage, solicit or initiate discussions or negotiations with, or (ii) except upon advice of counsel to the extent required to fulfill the fiduciary duties owed to the shareholders of Azle, entertain, discuss or negotiate with, or provide any information to, or cooperate with, any corporation, partnership, person or other entity or group (other than Independent or its Affiliates or associates or officers, partners, employees or other authorized representatives of Independent or such Affiliates or associates) concerning any merger, tender offer or other takeover offer, sale of substantial assets, sale of shares of capital stock or similar transaction involving Azle or the Bank (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). Immediately upon receipt of any unsolicited offer, Azle will communicate to Independent the terms of any proposal or request for information and the identity of the parties involved.

     SECTION 5.13 CONSENTS AND APPROVALS. Azle shall use its best efforts to obtain all consents and approvals from third parties, including those listed on Schedule 3.08, at the earliest practicable time.

     SECTION 5.14  ENVIRONMENTAL INVESTIGATION; RIGHT TO
TERMINATE AGREEMENT.

          A. Independent and its consultants, agents and representatives shall have the right to the same extent that Azle or the Bank has such right, but not the obligation or responsibility, to inspect any Property, including, without limitation, conducting asbestos surveys and sampling, environmental assessments and investigation, and other environmental surveys and analyses including soil and ground sampling ("Environmental Inspections") at any time on or prior to July 23, 1998. Independent shall notify Azle prior to any physical inspections of the Property, and Azle may place reasonable restrictions on the time of such inspections. If, as a result of any such Environmental Inspection, further investigation ("secondary investigation") including, without limitation, test borings, soil, water and other sampling is deemed desirable by Independent, Independent shall (i) notify Azle of any Property for which it intends to conduct such a secondary investigation and the reasons for such secondary investigation, and (ii) commence such secondary investigation, on or prior to August 10, 1998. Independent shall give reasonable notice to Azle of such secondary investigations, and Azle may place reasonable time and place restrictions on such secondary investigations.

          B. Independent shall have the right to terminate this Agreement if (i) the factual substance of any warranty or representation set forth in Section 3.21 is not true and accurate; (ii) the results of such Environmental Inspection, secondary investigation or other environmental survey are disapproved by Independent because the environmental inspection, secondary investigation or other environmental survey identifies violations or potential violations of Environmental Laws; (iii) Azle or the Bank has refused to allow Independent to conduct an Environmental Inspection or secondary investigation in a manner that Independent reasonably considers necessary; (iv) the Environmental Inspection, secondary investigation or other environmental survey identifies any past or present event, condition or circumstance that would or potentially would require remedial or cleanup action or result in a Material Adverse Change; (v) the Environmental Inspection, secondary investigation or other environmental survey identifies the presence of any underground or above ground storage tank in, on or under any Property that is not shown to be in compliance with all Environmental Laws applicable to the tank either now or at a future time certain, or that has had a release of petroleum or some other Hazardous Material that has not been cleaned up to the satisfaction of the relevant governmental authority or any other party with a legal right to compel cleanup; or (vi) the Environmental Inspection, secondary investigation or other environmental survey identifies the presence of any asbestos-containing material in, on or under any Property, the removal of which would result in a Material Adverse Change. On or prior to August 31, 1998, Independent shall advise Azle in writing as to whether Independent intends to terminate this Agreement because Independent disapproves of the results of the Environmental Inspection, secondary investigation or other environmental survey. Azle shall have the opportunity to correct any objected to violations or conditions to Independent's reasonable satisfaction prior to September 15, 1998. In the event that Azle fails to demonstrate its satisfactory correction of the violations or conditions to Independent, Independent may terminate the Agreement on or before September 30, 1998.

          C. Azle agrees to make available to Independent and its consultants, agents and representatives all documents and other material relating to environmental conditions of any Property including, without limitation, the results of other environmental inspections and surveys. Azle also agrees that all engineers and consultants who prepared or furnished such reports may discuss such reports and information with Independent and shall be entitled to certify the same in favor of Independent and its consultants, agents and representatives and make all other data available to Independent and its consultants, agents and representatives.

          D. For purposes of this Section, the term "Property" or "Properties" shall have the same meaning given in Section
     3.21(E).

     SECTION 5.16 PROXIES. Azle and each of the persons set forth on Schedule 5.16 shall execute the Voting Agreement and Irrevocable Proxy in the form of Exhibit B attached hereto, and Azle acknowledges that such persons have agreed that they will vote the shares of the Azle Common Stock owned by them in favor of the Merger Agreement and the Merger and the transactions contemplated hereby and thereby, subject to required regulatory approvals.

     SECTION 5.17 NONCOMPETITION AGREEMENT. Azle shall use its best efforts to cause the persons set forth on Schedule 5.17 to execute the Noncompetition Agreement in the form of Exhibit G attached hereto.


                           ARTICLE VI.
                    COVENANTS OF INDEPENDENT

     Independent hereby makes the covenants set forth in this
Article VI to Azle.

     SECTION 6.01 BEST EFFORTS. Independent agrees to use its best efforts to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions of this Agreement.

     SECTION 6.02  INCORPORATION AND ORGANIZATION OF NEW
AZLE.  Independent will incorporate, charter and organize New
Azle as a Texas corporation.

     SECTION 6.03 MERGER AGREEMENTS. Independent will, as soon as practicable after the execution of this Agreement, enter into the Merger Agreement, the form of which is attached hereto as Exhibit A, and shall perform all of its obligations thereunder. Independent will, as soon as practicable after the execution of this Agreement, cause New Azle to duly authorize and enter into the Merger Agreement and shall cause New Azle to perform all of its obligations thereunder. Independent shall vote all of the stock of New Azle in favor of the Merger and the Merger Agreement.

     SECTION 6.04 INFORMATION FOR APPLICATIONS AND STATEMENTS. Independent will promptly furnish to Azle all information concerning Independent and New Azle, including, but not limited to, financial statements, required for inclusion in (i) any proxy statement, prospectus or offering document to be used by Azle in connection with the approval of the shareholders of Azle of the transactions contemplated hereby and (ii) any application or statement to be made by Azle or filed by Azle with any governmental body in connection with the transactions contemplated by this Agreement, or in connection with any unrelated transactions during the pendency of this Agreement, and Independent represents and warrants that all information so furnished for such statements and applications shall be true and correct in all material respects and shall not omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. Independent shall otherwise fully cooperate with Azle and the Bank in the filing of any applications or other documents necessary to consummate the transactions contemplated by this Agreement, including the Merger.

     SECTION 6.05 ACTS OF NEW AZLE. Prior to the Closing, Independent shall not cause New Azle to take any action or execute any agreement, document or certificate except as contemplated by this Agreement and the other agreements contemplated hereby, including, but not limited to, the Merger Agreement.

     SECTION 6.06 UNTRUE REPRESENTATIONS. Independent shall promptly notify Azle in writing if Independent becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any schedule or any other information furnished to Azle or any representation or warranty made in or pursuant to this Agreement or that results in Independent's failure to comply with any covenant, condition or agreement contained in this Agreement.

     SECTION 6.07 LITIGATION AND CLAIMS. Independent shall promptly notify Azle of any legal action, suit or proceeding or judicial, administrative or governmental investigation, pending or, to the knowledge of Independent, threatened against Independent or New Azle that questions or might question the validity of this Agreement or the agreements contemplated hereby, including, but not limited to, the Merger Agreement, or any actions taken or to be taken by Independent or New Azle pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

     SECTION 6.08 REGULATORY AND OTHER APPROVALS. Independent shall promptly file or cause to be filed applications for all regulatory approvals required to be obtained by Independent or New Azle in connection with this Agreement and the other agreements contemplated hereby. Independent shall promptly furnish Azle with copies of all such regulatory filings and all correspondence for which confidential treatment has not been requested. Independent shall use its best efforts to obtain all such regulatory approvals and any other approvals from third parties, including those listed on Schedule 4.05, at the earliest practicable time.

     SECTION 6.09 ADVERSE CHANGE. Independent shall promptly notify Azle in writing if any change shall have occurred or been threatened (or any development shall have occurred or been threatened involving a prospective change) that would adversely affect, prevent or delay consummation of the transactions contemplated by this Agreement or the other agreements contemplated hereby.


                          ARTICLE VII.
         CONDITIONS PRECEDENT TO THE OBLIGATIONS OF AZLE

     All obligations of Azle under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any or all of which may be waived in whole or in part by Azle:

     SECTION 7.01 COMPLIANCE WITH REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations and warranties made by Independent in this Agreement or in any document or schedule delivered to Azle pursuant hereto shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing with the same force and effect as if such representations and warranties were made at and as of the Closing, except with respect to those representations and warranties specifically made as of an earlier date (in which case such representations and warranties shall be true as of such earlier date). Independent shall have performed or complied in all material respects with all agreements, terms, covenants and conditions required by this Agreement to be performed or complied with by Independent prior to or at the Closing.

     SECTION 7.02 SHAREHOLDER APPROVAL. The holders of at least two-thirds of the Azle Common Stock shall have approved the Merger and the Merger Agreement.

     SECTION 7.03 GOVERNMENT AND OTHER APPROVALS. Independent shall have received approvals, acquiescence or consents, all on terms and conditions reasonably acceptable to Independent in its sole discretion, of the transactions contemplated by this Agreement and the Merger Agreement, from all necessary governmental agencies and authorities and other third parties, including but not limited to the Federal Reserve, and all applicable waiting periods shall have expired, and the approvals and consents of all third parties required to consummate this Agreement and the other agreements contemplated hereby, including, but not limited to, the Merger Agreement and the transactions contemplated hereby and thereby, including all consents described on Schedules 3.08 and 4.05. Such approvals and the transactions contemplated hereby shall not have been contested or threatened to be contested by any federal or state governmental authority or by any other third party (except shareholders asserting statutory dissenters' appraisal rights) by formal proceedings.

     SECTION 7.04 NO LITIGATION. No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to the acquisition by any federal, state or foreign government or governmental authority or by any court, domestic or foreign, including the entry of a preliminary or permanent injunction, that would (a) make the Agreement or any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, or the transactions contemplated hereby or thereby illegal, invalid or unenforceable, (b) impose material limits in the ability of any party to this Agreement to consummate the Agreement or any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, or the transactions contemplated hereby or thereby, or (c) if the Agreement or any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, or the transactions contemplated hereby or thereby are consummated, subject Azle or the Bank or subject any officer, director, shareholder or employee of Azle or the Bank to criminal or civil liability. No action or proceeding before any court or governmental authority, domestic or foreign, by any government or governmental authority or by any other person, domestic or foreign, shall be threatened, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (a) through (c) above.

     SECTION 7.05 OPINION OF LEGAL COUNSEL TO INDEPENDENT. Azle shall have received an opinion of counsel to Independent in connection with the transactions contemplated by this Agreement, dated the Closing Date and addressed to Azle, as described in Exhibit C.

                          ARTICLE VIII.
     CONDITIONS PRECEDENT TO THE OBLIGATIONS OF INDEPENDENT

     All obligations of Independent under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any or all of which may be waived in whole or in part by Independent.

     SECTION 8.01 COMPLIANCE WITH REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations and warranties made by Azle in this Agreement or in any schedule delivered to Independent pursuant hereto shall have been true and correct when made and shall be true and correct as of the Closing with the same force and effect as if such representations and warranties were made at and as of the Closing, except with respect to those representations and warranties specifically made as of an earlier date (in which case such representations and warranties shall be true as of such earlier date). Azle shall have performed or complied in all material respects with all agreements, terms, covenants and conditions required by this Agreement to be performed or complied with by Azle prior to or at the Closing.

     SECTION 8.02 SHAREHOLDER APPROVAL. The holders of at least two-thirds of the Azle Common Stock shall have approved the Merger and the Merger Agreement.

     SECTION 8.03 Government and Other Approvals. Independent shall have received approvals, acquiescence or consents, all on terms and conditions acceptable to Independent in its sole discretion, of the transactions contemplated by this Agreement and the Merger Agreement from all necessary governmental agencies and authorities, including but not limited to the Federal Reserve, and all applicable waiting periods shall have expired, and the approvals and consents of all third parties required to consummate this Agreement and the other agreements contemplated hereby, including, but not limited to, the Merger Agreement and the transactions contemplated hereby and thereby, including all consents described on Schedules

3.08 and 4.05. Such approvals and the transactions contemplated hereby shall not have been contested or threatened to be contested by any federal or state governmental authority or by any other third party (except shareholders asserting statutory dissenters' appraisal rights) by formal proceedings. It is understood that, if such contest is brought by formal proceedings, the Independent may, but shall not be obligated to, answer and defend such contest or otherwise pursue this transaction over such objection.

     SECTION 8.04 NO LITIGATION. No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to this Agreement, the Merger, or the transactions contemplated hereby or thereby by any federal, state or foreign government or governmental authority or by any court, domestic or foreign, including the entry of a preliminary or permanent injunction, that would (a) make this Agreement or any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, or the transactions contemplated hereby or thereby illegal, invalid or unenforceable, (b) require the divestiture of a material portion of the assets of Azle or the Bank, (c) impose material limits in the ability of any party to this Agreement to consummate the Agreement or any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, or the transactions contemplated hereby or thereby, (d) otherwise result in a Material Adverse Change or (e) if this Agreement or any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, or the transactions contemplated hereby or thereby are consummated, subject Independent or New Azle or subject any officer, director, shareholder or employee of Independent or New Azle to criminal or civil liability. No action or proceeding before any court or governmental authority, domestic or foreign, by any government or governmental authority or by any other person, domestic or foreign, shall be threatened, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (a) through (e) above.

     SECTION 8.05 FORCED SHARE EXCHANGE WITH BANK MINORITY SHAREHOLDERS. Azle will have consummated a Forced Share Exchange, in which Independent will join, with the minority shareholders of the Bank with the effect that Azle owns 100% of the Bank immediately prior to consummation of the Merger. The terms of the Forced Share Exchange will provide that the minority shareholders will receive an aggregate of $593,580 (as adjusted pursuant to the terms hereof, the "Exchange Consideration"). Provided that the consummation of the Merger occurs simultaneously, Independent will pay the Exchange Consideration to the minority shareholders of the Bank.

     SECTION 8.06 OPINION OF LEGAL COUNSEL TO AZLE. Independent shall have received an opinion of counsel to Azle in connection with the transactions contemplated by this Agreement, dated the Closing Date and addressed to Independent, as described in Exhibit D.

     SECTION 8.07 ACCOUNTING TREATMENT. All accounting and tax treatment, entries and adjustments in connection with the transactions contemplated by this Agreement and the other agreements contemplated hereby shall be satisfactory to Independent, Independent shall not have received notification from any proper regulatory authority that Independent's accounting and tax treatment, entries and adjustments used in connection with the Merger are improper, and Independent shall not have been required by any such regulatory authority to make any accounting or tax adjustments that would constitute a Material Adverse Change.

     SECTION 8.08 RELEASES. Independent shall have received from each of the directors of Azle and the Bank an instrument dated the Closing Date releasing Azle and the Bank from any and all claims of such directors (except to their deposits and accounts), the form of which is attached as Exhibit E. Independent shall have received from each of the officers of Azle and the Bank an instrument dated the Closing Date releasing Azle and the Bank from any and all claims of such officers (except as to accrued compensation permitted by this Agreement and their deposits and accounts), the form of which is attached as Exhibit F.

     SECTION 8.09 NO MATERIAL ADVERSE CHANGE. There shall have been no Material Adverse Change since December 31, 1997.

     SECTION 8.10 FINANCING. Independent shall have succeeded in raising the funds necessary to finance the payment of the Merger Consideration and the Exchange Consideration pursuant to an offering of either its common or preferred stock. In either event that (i) Independent cannot raise the necessary funds on terms and conditions acceptable to Independent in its sole discretion and Independent chooses to terminate the Agreement pursuant to this Section 8.10, or (ii) Independent shall not have received all necessary regulatory approval, Independent shall pay to Azle all out-of-pocket expenses incurred by Azle in connection with negotiating and implementing a transaction with Independent. If Independent terminates this Agreement pursuant to this Section 8.10, then Azle shall provide Independent with a detailed listing of all of its out-of-pocket expenses. Independent shall pay such expenses by wire transfer in same-day funds within two (2) business days of Independent's receipt of such detailed listing. Notwithstanding the foregoing, Independent shall not be required to pay any out-of-pocket expenses to Azle if Independent's failure to obtain regulatory approval is caused in whole or in part by any act or omission of Azle.

     SECTION 8.11 DELIVERY OF AGREEMENTS. Azle shall have delivered to Independent at the same time as the delivery of the Schedules pursuant to the timing requirements outlined in Section 11.18, the executed Voting Agreement and Irrevocable Proxy and all of the executed Noncompetition Agreements.


                           ARTICLE IX.
                   TERMINATION AND ABANDONMENT

     SECTION 9.01 RIGHT OF TERMINATION. This Agreement and the transactions contemplated hereby may be terminated and abandoned at any time prior to or at the Closing (notwithstanding approval thereof by the shareholders of Azle), as follows, and in no other manner:

          A. By the mutual consent of Azle and Independent, duly authorized by the board of directors of each of Azle and Independent.

          B. By either Azle or Independent if the conditions precedent to such parties' obligations to close specified in Articles VII and VIII, respectively, hereof have not been met or waived by January 31, 1999, or such later date as has been approved by Azle and Independent.

          C. By either Azle or Independent if any of the transactions contemplated by this Agreement or the Merger Agreement are disapproved by any regulatory authority whose approval is required to consummate such transactions or if any court of competent jurisdiction in the United States or other United States (federal or state) governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining, invalidating or otherwise prohibiting the Agreement or the transactions contemplated hereby and such order, decree, ruling or other action shall have been final and nonappealable.

          D. By Independent if it reasonably determines, in good faith and after consulting with counsel, there is substantial likelihood that any necessary regulatory approval will not be obtained or will be obtained only upon a condition or conditions that make it inadvisable to proceed with the transactions contemplated by this Agreement.

          E. By Independent if there shall have been any Material Adverse Change.

          F. By Independent if Azle shall fail to comply in any material respect with any of its covenants or agreements con tained in this Agreement or in any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, and such failure shall not have been cured within a period of ten (10) calendar days after notice from Independent, or if any of the representations or warranties of Azle contained herein or therein shall be inaccurate in any material respect.

          G. By Azle if Independent shall fail to comply in any material respect with any of its covenants or agreements con tained in this Agreement or in any other agreement contemplated hereby and such failure shall not have been cured within a period of ten (10) calendar days after notice from Azle, or if any of the representations or warranties of Independent contained herein or therein shall be inaccurate in any material respect.

          H. By Azle, at any time prior to the Effective Date, by action of the Board of Directors of Azle if Azle receives an Acquisition Proposal on terms that Azle's Board of Directors (after consultation with its independent financial advisors) determines in good faith to be more favorable to the holders of the Azle Common Stock than the terms of the Merger, and Azle's Board of Directors determines, upon the reasoned advice of its legal counsel and investment advisor, that to continue to recommend that the holders of Azle Common Stock vote in favor of the Merger, notwithstanding the receipt of such offer with respect to an Acquisition Proposal, or to fail to recommend or accept the Acquisition Proposal, would violate the fiduciary duties of Azle's Board of Directors; provided, however, that Azle shall not be permitted to terminate this Agreement pursuant to this
     Section 9.01H unless it has provided Independent with three
     (3) business days prior written notice of its intent to so terminate this Agreement together with a detailed summary of the terms and conditions (including proposed financing, if any) of such Acquisition Proposal; provided, further, that Independent shall receive the fees set forth in Section 11.02B immediately prior to or concurrently with any termination pursuant to this Section 9.01H by wire transfer in same day funds.

     SECTION 9.02  NOTICE OF TERMINATION.  The power of
termination provided for by Section 9.01 hereof may be exercised only by a notice given in writing, as provided in Section 11.07 of this Agreement.

     SECTION 9.03 EFFECT OF TERMINATION. Without limiting any other relief to which either party hereto may be entitled for breach of this Agreement, in the event of the termination and abandonment of this Agreement pursuant to the provisions of
Section 9.01 hereof, no party to this Agreement shall have any further liability or obligation in respect of this Agreement, except for (a) liability of a party for expenses pursuant to
Section 11.02 hereof, and (b) the provisions of Article X hereof shall remain applicable.


                           ARTICLE X.
                    CONFIDENTIAL INFORMATION

     SECTION 10.01 DEFINITION OF "RECIPIENT," "DISCLOSING PARTY" AND "REPRESENTATIVE". For purposes of this Article X, the term "Recipient" shall mean the party receiving the Subject Information (as defined in Section 10.02) and the term "Disclosing Party" shall mean the party furnishing the Subject Information. The terms "Recipient" or "Disclosing Party", as used herein, include: (1) all persons and entities related to or affiliated in any way with the Recipient or the Disclosing Party, as the case may be, and (2) any person or entity controlling, controlled by or under common control with the Recipient or the Disclosing Party, as the case may be. The term "Representative" as used herein, shall include all directors, officers, shareholders, employees, representatives, advisors, attorneys, accountants and agents of any of the foregoing. The term "person" as used in this Article X shall be broadly interpreted to include, without limitation, any corporation, company, group, partnership, governmental agency or individual.

     SECTION 10.02 DEFINITION OF "SUBJECT INFORMATION". For purposes of this Article X, the term "Subject Information" shall mean all information furnished to the Recipient or its Representatives (whether prepared by the Disclosing Party, its Representatives or otherwise and whether or not identified as being nonpublic, confidential or proprietary) by or on behalf of the Disclosing Party or its Representatives relating to or involving the business, operations or affairs of the Disclosing Party or otherwise in possession of the Disclosing Party. The term "Subject Information" shall not include information that
(i) was already in the Recipient's possession at the time it was first furnished to Recipient by or on behalf of Disclosing Party, provided that such information is not known by the Recipient to be subject to another confidentiality agreement with or other obligation of secrecy to the Disclosing Party, its

Subsidiaries or another party, or (ii) becomes generally available to the public other than as a result of a disclosure by the Recipient or its Representatives, or (iii) becomes available to the Recipient on a non-confidential basis from a source other than the Disclosing Party, its Representative or otherwise, provided that such source is not known by the Recipient to be bound by a confidentiality agreement with or other obligation of secrecy to the Disclosing Party, its Representative or another party.

     SECTION 10.03 CONFIDENTIALITY. Each Recipient hereby agrees that the Subject Information will be used solely for the purpose of reviewing and evaluating the transactions contemplated by this Agreement and the other agreements contemplated hereby, including the Merger Agreement, and that the Subject Information will be kept confidential by the Recipient and the Recipient's Representatives and shall not be disclosed to any Person except as expressly permitted by this Section 10.03; provided, however, that (i) any of such Subject Information may be disclosed to the Recipient's Representatives (including, but not limited to, the Recipient's accountants, attorneys and investment bankers) who need to know such information for the purpose of evaluating any such possible transaction between the Disclosing Party and the Recipient (it being understood that such Representatives shall be informed by the Recipient of the confidential nature of such information and that the Recipient shall direct and cause such persons to treat such information confidentially); and (ii) any disclosure of such Subject Information may be made to which the Disclosing Party consents in writing prior to any such disclosure by Recipient.

     SECTION 10.04 SECURITIES LAW CONCERNS. Each Recipient hereby acknowledges that the Recipient is aware, and the Recipient will advise the Recipient's Representatives who are informed as to the matters that are the subject of this Agreement, that the United States securities laws prohibit any person who has received material, non-public information from an issuer of securities from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

     SECTION 10.05 RETURN OF SUBJECT INFORMATION. In the event of termination of this Agreement or the Merger Agreement, for any reason, the Recipient shall promptly return to the Disclosing Party all written material containing or reflecting any of the Subject Information other than information contained in any application, notice or other document filed with any governmental agency and not returned to the Recipient by such governmental agency. In making any such filing, the Recipient will request confidential treatment of such Subject Information included in any application, notice or other document filed with any governmental agency.

     SECTION 10.06 SPECIFIC PERFORMANCE/INJUNCTIVE RELIEF. Each Recipient acknowledges that the Subject Information constitutes valuable, special and unique property of the Disclosing Party critical to its business and that any breach of Article X of this Agreement by it will give rise to irreparable injury to the Disclosing Party that is not compensable in damages.
Accordingly, each Recipient agrees that the Disclosing Party shall be entitled to obtain specific performance and/or injunctive relief against the breach or threatened breach of
Article X of this Agreement by the Recipient or its Representatives. Each Recipient further agrees to waive, and use its reasonable efforts to cause its Representatives to waive, any requirement for the securing or posting of any bond in connection with such remedies. Such remedies shall not be deemed the exclusive remedies for a breach of Article X of this Agreement, but shall be in addition to all other remedies available at law or in equity to the Disclosing Party.


                           ARTICLE XI.
                          MISCELLANEOUS

     SECTION 11.01  SURVIVAL OF REPRESENTATIONS AND
WARRANTIES. The parties hereto agree that all of their respective representations and warranties contained in this Agreement shall not survive the Closing Date except for the representations and warranties contained in Section 3.10, which shall survive without limitation.

     SECTION 11.02  FEES AND EXPENSES.

          A. Subject to the terms of subparagraph B. below, Independent shall pay all of its expenses and costs (including, without limitation, all counsel fees and expenses) and Azle shall pay all of its expenses and costs (including, without limitation, all counsel fees and expenses), incurred in connection with this Agreement and the consummation of the transactions contemplated hereby, including the costs associated with the issuance of shares of common stock of Independent in order to finance the Merger.

          B. If Azle shall have terminated this Agreement pursuant to Section 9.01H, then Azle shall promptly (in accordance with the terms of Section 9.01H) reimburse Independent for the documented fees and expenses of Independent and New Azle arising out of or related to this Agreement and the transactions contemplated hereby and an additional fee of $600,000 which amounts shall be payable by wire transfer in same day funds. Azle acknowledges that the agreements contained in this Section 11.02B are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, Independent would not enter into this Agreement; accordingly, if Azle fails to pay promptly the amounts due pursuant to this Section 11.02B, and in order to obtain such payments, Independent commences a suit against Azle for the fees set forth in this Section 11.02B, the prevailing party shall pay to the other party its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount thereof at the prime rate at Citibank, N.A. on the date such payment was required to be made.

     SECTION 11.03 BROKERAGE FEES AND COMMISSIONS. Independent hereby represents to Azle that no agent, representative or broker has represented Independent in connection with the transactions described in this Agreement. Azle shall not have any responsibility or liability for any fees, expenses or commissions payable to any agent, representative or broker of Independent, and Independent hereby agrees to indemnify and hold Azle harmless for any amounts owed to any agent, representative or broker of Independent. Azle hereby represents to Independent that, except for the representation by Hoefer & Arnett, Inc., no agent, representative or broker has represented Azle, the Bank or any or all of the shareholders in connection with the transactions described in this Agreement. Independent shall have no responsibility or liability for any fees, expenses or commissions payable to any agent, representative or broker of Azle, the Bank or any shareholder of Azle, and Azle hereby agrees to indemnify and hold Independent harmless for any amounts owed to any agent, representative or broker of Azle, the Bank or any shareholder of Azle.

     SECTION 11.04 ENTIRE AGREEMENT. This Agreement and the other agreements, documents, schedules and instruments executed and delivered by the parties to each other at the Closing constitute the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersede any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement shall be binding unless hereafter or contemporaneously herewith made in writing and signed by the party to be bound, and no modification shall be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement.

     SECTION 11.05 FURTHER COOPERATION. The parties agree that they will, at any time and from time to time after the Closing, upon request by the other and without further consideration, do, perform, execute, acknowledge and deliver all such further acts, deeds, assignments, assumptions, transfers, conveyances, powers of attorney, certificates and assurances as may be reasonably required in order to fully consummate the transactions contemplated hereby in accordance with this Agreement or to carry out and perform any undertaking made by the parties hereunder.

     SECTION 11.06 SEVERABILITY. In the event that any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, then (a) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (b) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement; and (c) there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

     SECTION 11.07 NOTICES. Any and all payments (other than payments at the Closing), notices, requests, instructions and other communications required or permitted to be given under this Agreement after the date hereof by any party hereto to any other party may be delivered personally or by nationally recognized overnight courier service or sent by mail or (except in the case of payments) by telex or facsimile transmission, at the respective addresses or transmission numbers set forth below and shall be effective (a) in the case of personal delivery, telex or facsimile transmission, when received; (b) in the case of mail, upon the earlier of actual receipt or five (5) business days after deposit in the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and
(c) in the case of nationally-recognized overnight courier service, one (1) business day after delivery to such courier service together with all appropriate fees or charges and instructions for such overnight delivery. The parties may change their respective addresses and transmission numbers by written notice to all other parties, sent as provided in this Section
11.07. All communications must be in writing and addressed as follows:

          IF TO AZLE:

          Carl Campbell, Jr.
          President
          Azle Bancorp
          150 Industrial Avenue
          P.O. Box 1499
          Azle, Texas  76020
          Telecopy:  (817) 444-0142

          WITH A COPY TO:

          Mr. Mark Haynie
          Haynie, Rake & Repass, P.C.
          14651 Dallas Parkway
          Suite 136
          Dallas, Texas  75240
          Telecopy:  (214) 716-1850

          IF TO INDEPENDENT:

          Mr. Bryan Stephenson
          President
          Independent Bankshares, Inc.
          547 Chestnut
          P.O. Box 3296
          Abilene, Texas  79604
          Telecopy:  (915) 677-5943

          WITH A COPY TO:

          Mr. Peter Weinstock
          Jenkens & Gilchrist, P.C.
          1445 Ross Avenue, Suite 3200
          Dallas, Texas  75202-2799
          Telecopy:  (214) 855-4300

     SECTION 11.08 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS (INCLUDING THOSE LAWS RELATING TO CHOICE OF LAW) APPLYING TO CONTRACTS ENTERED INTO AND TO BE PERFORMED WITHIN THE STATE OF TEXAS, WITHOUT REGARD FOR THE PROVISIONS THEREOF REGARDING CHOICE OF LAW. VENUE FOR ANY CAUSE OF ACTION ARISING FROM THIS AGREEMENT SHALL LIE IN ABILENE, TEXAS.

     SECTION 11.09 MULTIPLE COUNTERPARTS. For the convenience of the parties hereto, this Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart shall bear the execution of each of the parties hereto, shall be deemed to be, and shall be construed as, one and the same Agreement. A telecopy or facsimile transmission of a signed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

     SECTION 11.10  CERTAIN DEFINITIONS.

          A. "Affiliate" means, with respect to any person, any person that, directly or indirectly, controls, is controlled by, or is under common control with, such person in question. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with") as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

          B. "Subsidiary" means, when used with reference to an entity, any corporation, a majority of the outstanding voting securities of which are owned directly or indirectly by such entity or any partnership, joint venture or other enterprise in which any entity has, directly or indirectly, any equity interest.

          C. "Material Adverse Change" means any material adverse change in the financial condition, assets, properties, liabilities (absolute, accrued, contingent or otherwise), reserves, business or results of operations or prospects of Azle or the Bank and specifically includes any change that reduces the shareholders' equity of Azle and the Bank (on a consolidated basis) by an amount equaling or exceeding $50,000. Notwithstanding the preceding sentence, any act contemplated by this Agreement, including without limitation, the funding of the Carl E. Campbell Deferred Compensation Plan, shall not be a Material Adverse Change.

          D. "Environmental Laws" mean all federal, state and local laws, regulations, statutes, ordinances, codes, rules, decisions, orders or decrees relating or pertaining to the public health and safety or the environment, or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, removal, discharge or disposal of Hazardous Materials, including, without limitation, the Solid Waste Disposal Act, 42 U.S.C. 6901 et seq., as amended

      ("SWDA," also known as "RCRA" for a subsequent amending act), (b) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., as amended ("CERCLA"), (c) the Clean Water Act, 33 U.S.C. 1251 et seq., as amended ("CWA"), (d) the Clean Air Act, 42 U.S.C. 7401 et seq., as amended ("CAA"), (e) the Toxic Substances Control Act, 15 U.S.C. 2601 et seq., as amended ("TSCA"), (f) the Emergency Planning and Community Right to Know Act, 15 U.S.C. 2601 et seq., as amended ("EPCRKA"), and (g) the Occupational Safety and Health Act, 29 U.S.C. 651 et seq., as amended.

          E. "Hazardous Material" means, without limitation, (a) any "hazardous wastes" as defined under RCRA, (b) any "hazardous substances" as defined under CERCLA, (c) any toxic pollutants as defined under CWA, (d) any hazardous air pollutants as defined under CAA, (e) any hazardous chemicals as defined under TSCA, (f) any hazardous substances or extremely hazardous substances as defined under EPCRKA, (g) asbestos, (h) polychlorinated biphenyls, (i) underground storage tanks, whether empty, filled or partially filled with any substance, (j) any substance the presence of which on the property in question is prohibited under any Environmental Law, and (k) any other substance which under any Environmental Law requires special handling or notification of or reporting to any federal, state or local governmental entity in its generation, use, handling, collection, treatment, storage, re-cycling, treatment, transportation, recovery, removal, discharge or disposal.

     SECTION 11.11 SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges that the other parties would be irreparably damaged and would not have an adequate remedy at law for money damages in the event that any of the covenants contained in this Agreement were not performed in accordance with its terms or otherwise were materially breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other party shall be entitled to temporary and/or permanent injunction or injunctions to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which they may be entitled, at law or in equity.

     SECTION 11.12 ATTORNEYS' FEES AND COSTS. In the event attorneys' fees or other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred therein.

     SECTION 11.13 RULES OF CONSTRUCTION. Each use herein of the masculine, neuter or feminine gender shall be deemed to include the other genders. Each use herein of the plural shall include the singular and vice versa, in each case as the context requires or as it is otherwise appropriate. The word "or" is used in the inclusive sense. All articles and sections referred to herein are articles and sections, respectively, of this Agreement and all exhibits and schedules referred to herein are exhibits and schedules, respectively, attached to this Agreement. Descriptive headings as to the contents of particular sections are for convenience only and shall not control or affect the meaning, construction or interpretation of any provision of this Agreement. Any and all schedules, exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are and shall be incorporated herein by reference hereto as though fully set forth herein verbatim.

     SECTION 11.14 BINDING EFFECT; ASSIGNMENT. All of the terms, covenants, representations, warranties and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective successors, representatives and permitted assigns. Nothing expressed or referred to herein is intended or shall be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provision herein contained, it being the intention of the parties hereto that this Agreement, the assumption of obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole benefit of the parties to this Agreement and for the benefit of no other person. Nothing in this Agreement shall act to relieve or discharge the obligation or liability of any third party to any party to this Agreement, nor shall any provision give any third party any right of subrogation or action over or against any party to this Agreement. No party to this Agreement shall assign this Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other parties. Any assignment made or attempted in violation of this
Section 11.14 shall be void and of no effect.

     SECTION 11.15 PUBLIC DISCLOSURE. Neither Azle nor Independent will make, issue or release any announcement, statement, press release, acknowledgment or other public disclosure of the existence of, or reveal the terms, conditions or the status of, this Agreement or the transactions contemplated hereby without the prior written consent of the other parties to this Agreement; provided, however, that notwithstanding the foregoing, Azle and Independent will be permitted to make any public disclosures or governmental filings as legal counsel may deem necessary to maintain compliance with or to prevent violations of applicable federal or state laws or regulations or that may be necessary to obtain regulatory approval for the transactions contemplated hereby.

     SECTION 11.16 EXTENSION; WAIVER. At any time prior to the Closing Date, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or
(iii) waive compliance with any of the agreements or conditions contained herein. Such action shall be evidenced by a signed written notice given in the manner provided in Section 11.07 hereof. No party to this Agreement shall by any act (except by a written instrument given pursuant to Section 11.07 hereof) be deemed to have waived any right or remedy hereunder or to have acquiesced in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising any right, power or privilege hereunder by any party hereto shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver of any party of any right or remedy on any one occasion shall not be construed as a bar to any right or remedy that such party would otherwise have on any future occasion or to any right or remedy that any other party may have hereunder.

     SECTION 11.17 AMENDMENTS. To the extent permitted by applicable law, this Agreement may be amended by action taken by or on behalf of the Board of Directors of Independent and Azle at any time before or after adoption of this Agreement by the shareholders of Azle but, after any submission of this Agreement to such shareholders for approval, no amendment shall be made that (i) affects the consideration to be paid for the Azle Common Stock as set forth in Section 1.05 or that materially and adversely affects the rights of Azle's shareholders hereunder without the requisite approval of such shareholders. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by the party against which enforcement of the amendment, modification or supplement is sought.

     SECTION 11.18 DELIVERY OF SCHEDULES. In order to provide for the prompt execution of this Agreement, the parties hereto agree that with respect to the schedules to this Agreement:

          A. Full and complete originals of all of the schedules to this Agreement described in Article III of this Agreement shall be delivered to Independent pursuant to
     Section 11.07, within ten (10) days after the date of this Agreement.

          B. Independent will have five (5) business days after receipt of the schedules to this Agreement to review such schedules to determine whether they are in form and substance satisfactory to Independent in its sole discretion. If such schedules are satisfactory, then this Agreement shall remain in full force and effect and the parties shall proceed in accordance with their respective rights and obligations hereunder. If such schedules are not satisfactory to Independent, in its sole discretion, Independent shall have the unconditional right to terminate this Agreement and all of its obligations hereunder by providing Azle notice of such termination in accordance with the terms of Section 11.07 of the Agreement no later than 6:00 p.m., Abilene, Texas time on the fifth business day after receipt of the schedules to this Agreement.

          B. Schedules 4.05, 5.16 and 5.17 to the Agreement, as well as all exhibits to the Agreement, are satisfactory to the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


                         INDEPENDENT BANKSHARES, INC.


                         By:  /s/ BRYAN STEPHENSON
                            ----------------------------------
                            Bryan Stephenson, President



                         AZLE BANCORP


                         By:  /s/  CARL CAMPBELL, JR.
                            -----------------------------------
                            Carl Campbell, Jr., President